================================================================================

      As  orignially filed with the Securities and Exchange Commission on
                               September 20, 2002

                           Registration No. 333-99887

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                  DATAMEG CORP
                (Name of registrant as specified in its charter)

           New York                       9995                  133134389
  (State or Jurisdiction of         Primary Standard          (IRS Employer
incorporation or organization)  Industrial Classification   Identification No.)
                                       Code Number



        1000 St. Albans Drive                       Andrew Benson
              Suite 210                         1000 St. Albans Drive
        Raleigh, NC 27609-7348                        Suite 210
            (919) 341-6000                      Raleigh, NC 27609-7348
                                                    (919) 341-6000

    (Address, including zip code,        (Name, address, including zip code,
    and telephone number, including       and telephone number, including
    area code of Registrant's             area code, of agent for service
    principal executive offices)

================================================================================

COPIES TO:

James G. Dodrill II, Esq.
The Law Office of James G. Dodrill II, PA
3360 NW 53rd Circle
Boca Raton, Florida 33496
(561) 862-0529
Facsimile (561) 862-0927


      Approximate date of commencement of proposed sale of the securities to the
public:   From  time  to  time  after the effective date  of  this  registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

      If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).

+-----------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                     |
+-----------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed   |              |
| Title of          |              |  maximum    |  maximum    |              |
| each class        | Amount       |  offering   |  aggregate  | Amount of    |
| of securities     | to be        |  price per  |  offering   | registration |
| to be registered  | registered(2)|  share      |  price      | fee(3)       |
|-------------------|--------------|-------------|-------------|--------------|
| Common stock,     |  16,372,727  |   $0.031    |   $507,555  |  $46.70      |
| $.01 par value    |              |             |             |              |
| to be sold by     |              |             |             |              |
| selling           |              |             |             |              |
| shareholders      |              |             |             |              |
|                   |              |             |             |              |
+-------------------|--------------|-------------|-------------|--------------+
| Common stock      |  20,000,000  |   $0.031    |   $620,000  |  $57.04      |
| underlying        |              |             |             |              |
| certain           |              |             |             |              |
| currently         |              |             |             |              |
| unexercised       |              |             |             |              |
| warrants issued   |              |             |             |              |
| by the Company    |              |             |             |              |
|                   |              |             |             |              |
+-------------------|--------------|-------------|-------------|--------------+
| Common stock      |   5,000,000  |   $0.04     |   $200,000  |  $18.40      |
| underlying        |              |             |             |              |
| certain           |              |             |             |              |
| currently         |              |             |             |              |
| unexercised       |              |             |             |              |
| options issued    |              |             |             |              |
| by the Company    |              |             |             |              |
|                   |              |             |             |              |
+-------------------|--------------|-------------|-------------|--------------+
| TOTAL             |  41,327,727  |             | $1,327,555  | $122.14      |
|                   |              |             |             |              |
+-------------------|--------------|-------------|-------------|--------------+

--------------------------------------------------------------------------------
  (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
--------------------------------------------------------------------------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer
or sale is   not permitted.

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

                                 DATAMEG CORP.


      We  are registering a total of 41,372,727 shares of our common stock.   Of
this total, we are registering:

     1) 16,372,727 shares of common stock for sale by certain selling shareholders,

     2) 5,000,000 shares of common stock that underlie various options we have issued, and

     3) 20,000,000 shares for sale by us upon the exercise of various outstanding warrants.

      We will not receive any of the proceeds from the sale of stock issued upon exercise of our options or upon the sale of any of our shares by any selling shareholders. We will however receive the proceeds from the exercise of any of our outstanding options or warrants. We will pay all expenses of registration incurred in connection with this offering, but any and all selling and other expenses incurred by the selling shareholders when and if any of them wish to sell any of their respective shares of common stock will be paid by the respective selling shareholder.

     All shares of common stock offered for sale by the selling shareholders are being offered on a "best efforts" basis at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

            Our common stock currently trades on the Electronic Bulletin Board under the symbol "DTMG" On August 23, 2002, the closing bid price of the common stock as reported on the Electronic Bulletin Board was $0.026 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PURCHASE OF THESE SECURITIES INVOLVES RISKS.  See "Risk Factors" on page 7.

The  information in this prospectus is not complete and may be changed.  We  may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        The date of this prospectus is August 26, 2002.

TABLE OF CONTENTS
                                                                 Page

Prospectus Summary                                                 3
The Offering                                                       4
Summary Financial Information                                      5
Risk Factors                                                       6
Use of Proceeds                                                    15
Determination of Offering Price                                    15
Dividend Policy                                                    15
Management's  Discussion  and  Analysis  of   Financial            17
Condition and Results of Operations
Business                                                           25
Description of Property                                            45
Changes in and Disagreements with Accountants                      45
Management                                                         45
Principal Shareholders                                             45
Selling Shareholders                                               48
Certain Transactions                                               49
Plan of Distribution                                               50
Market Price for Common Stock                                      50
Description of Securities                                          52
Indemnification                                                    53
Legal Matters                                                      56
Experts                                                            56
Where You Can Find More Information                                56
Index to Financial Statements                                     F-1



     As used in this prospectus, the terms "we," "us," "our," "the Company," and "DataMEG" mean DataMEG Corp., a New York corporation. The term "selling
shareholder"  means  the  selling  shareholders  identified  as  such  in   this
Registration Statement, all of which are offering to sell their shares of DataMEG common stock which are being registered through this prospectus. The term "common stock" means our common stock, par value $0.01 per share and the term "shares" means the shares of common stock being registered by us through this prospectus.

      You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction.
Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                       PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

     We are a New York corporation and were incorporated in October 1982 as The Viola Group, Inc. In August 2000 we exchanged 90% of our common stock for 100% of the stock of DataMEG Corporation, a Virginia corporation that was incorporated in January 1999. We subsequently changed our name to DataMEG Corp and are the successor in business operations to DataMEG Corporation, which exists as a wholly owned subsidiary of ours.

     We are a development stage technology company focused on developing new technologies, software applications, and products primarily serving the telecommunications sector. We are developing a high-speed data transmission processor that will attempt to use Plain Old Telephone Service (POTS) as the communication medium to interface between the transmission source and the receiving entity. We refer to this process as a Communications Acceleration System ("CAS"), and have filed patent applications covering this technology. CAS uses our proprietary Tone Frequency Modulation technology that allows for data transmissions over POTS, as well as other existing communications mediums such as ISDN, T1, cable and DSL lines. This product will compete with and sometimes complement, conventional 56K modems, ISDN, T1, cable and DSL lines.

        Besides DataMEG Corporation, we have two other subsidiaries: CAS Communications, Inc., of which we own 75% and North Electric Company, Inc. which is a wholly owned subsidiary. CAS Communications was formed in August 2001 to commercialize our CAS technology. We executed a merger agreement with North Electric Company, Inc. in Raleigh, North Carolina on December 10, 2001 that was finalized in April 2002. North Electric Company, Inc. is focusing on bringing products to the telecommunications sector that serve to address specific industry needs and will partner or collaborate as appropriate to leverage or maximize the value proposition implicit in these products.

     Our principal executive offices are located at 1000 St. Albans Drive, Suite 210, Raleigh, NC 27609-7348 and our telephone number is (919) 341-6000.

THE OFFERING


Securities Offered            41,372,727  shares  of  common  stock.   Of   this
                              amount,  16,372,727  are  being  offered  by   the
                              selling  shareholders, 5,000,000 underlie  various
                              options  we  have granted and 20,000,000  underlie
                              various    warrants   we   have    granted;    See
                              "Description of Securities"

Risk Factors                                            The  securities  offered
                              hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."


Common  Stock Outstanding(1) Before Offering:    89,530,558 (1) shares

Common Stock Outstanding After Offering:        114,530,558 (2) shares

Use of Proceeds........................................     We will not  receive
                              any of the proceeds from the sale of stock by any of the selling shareholders. Any proceeds received from the sale of these Securities to the appropriate Selling Shareholders have been used to fund business operations.

Dividend Policy:........................................    We do not intend  to
                              pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to fund future growth.

NASD Electronic Bulletin Board Symbol:   DTMG


  (1)  Based on shares outstanding as of September 13, 2002.
  (2)  Assumes that all outstanding options and warrants are exercised.

Risk Factors

      The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements" on page 14.

Summary Financial Information

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.


                     -----------      -----------   ----------     -----------    ------------
                     YEAR ENDED       YEAR ENDED    SIX MONTHS     SIX MONTHS     CUMMULATIVE SINCE
                     DECEMBER 31,     DECEMBER      ENDED JUNE     ENDED JUNE     INCEPTION
                     2001             31, 2000      30, 2002       30, 2001       (JANUARY 13,
                                                    (UNAUDITED     (UNAUDITED)    1999) THRU JUNE
                                                    AND                           30, 2002
                                                    UNREVIEWED)                   (UNAUDITED
                                                                                  AND UNREVIEWED)
                     -----------      -----------   ----------     -----------    ------------

STATEMENT OF
OPERATIONS DATA:
Total Revenue        $         -      $         -   $        -     $         -    $          -
                     ===========      ===========   ==========     ===========    ============

Gross Profit         $         -      $         -   $        -     $         -    $          -
                     ===========      ===========   ==========     ===========    ============

Net Loss             $(2,736,877)     $(6,783,550)  $ (907,464)    $(1,624,949)   $(11,474,819)
                     ===========      ===========   ==========     ===========    ============

                     AS OF                          AS OF JUNE
                     DECEMBER 31,                   30, 2002
                     2001                          (UNAUDITED
                                                    AND
                                                    UNREVIEWED)
                     -----------      -----------   ----------     -----------    ------------
BALANCE SHEET DATA
Cash and cash        $     6,932                    $    4,768
 equivalents

Total current assets $     6,932                    $    4,768
Total assets         $   159,923                    $  835,936
Total current        $ 1,104,003                    $1,179,791
 liabilities
Total stockholders'  $  (945,556)                   $ (913,713)
 deficit

Total liabilities    $   159,923                    $  835,936
 and stockholders'
 deficit
                     -----------      -----------   ----------     -----------    ------------


RISK FACTORS

     THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION IN THIS PROSPECTUS.

     CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS AS TO OUR INTENT, BELIEF OR EXPECTATIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS" ON PAGE 14.

      Investors should assume that, even if not specifically stated within this document, if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A HISTORY OF LOSSES.

     We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $11,323,877 as of June 30, 2002. We incurred a net loss of $842,987 for the six months ended June 30, 2002 as compared with a net loss of $1,623,330 for the six months ended June 30, 2001. Such losses have resulted principally from expenses incurred from general and administrative costs and research and development costs incurred during our development efforts. The continued development of our business will require the commitment of substantial resources. The amount of net losses and the time required for us to reach profitability are uncertain. There is no assurance that we will ever generate revenue from our products or achieve profitability.


WE DO NOT HAVE ADEQUATE FUNDS TO EXECUTE OUR BUSINESS PLAN.

      Our operations have never generated any revenues. Presently, we do not have adequate cash from operations or financing activities to meet our short-term or long-term needs. As of June 30, 2002 our current liabilities totaled $1,179,791. We do not have sufficient cash to pay these obligations. If this offering is unsuccessful we expect that we will seek alternative financing. There is no assurance that any such alternative financing will be available on terms acceptable to us, or at all. Based upon our present operating expenses, and the commitment of our executive officers and consultants to accept shares of our common stock in lieu of cash payments, and if no revenues are generated from operations or other sources, if we were unable to raise any funds through this offering we believe we will be able to operate for a minimum of three months. Our auditors have expressed concern about our ability to continue as a going concern

     Our independent certified public accountants have issued their report dated March 25, 2002 on our financial statements as of December 31, 2001 and for the year then ended, which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern. Among the reasons cited by the independent public accountants for their doubt are the facts that we have suffered a significant loss from operations and have a net capital deficiency. Our ability to continue as a going concern is dependent upon our ability to raise additional funds. If this offering is unsuccessful there is no assurance that we will be able to raise sufficient funds to continue as a going concern.

WE ARE DEPENDENT ON THE SUCCESS OF OUR TECHNOLOGIES.

      We are entirely dependent on the success of our various technologies and their future applications, and future growth in revenues depends on the commercial success and acceptability of these products. There can be no assurances that we will be successful in completing the development or introduction of any of our products. Failure of current or planned products to operate as expected could delay or prevent their adoption.


WE HAVE LIMITED HISTORICAL FINANCIAL DATA.

      We have limited meaningful historical financial data upon which to base projected revenues and planned operating expenses and upon which investors may evaluate us and our prospects. In addition, our operating expenses are largely based on anticipated revenue trends from prospective joint development of applications of CAS and those projects earmarked for development through North Electric Company, Inc., and a high percentage of our expenses are and will continue to be fixed such as compensation, research and development and sunk administrative expenses. Investors should consider the risks and difficulties frequently encountered by companies like ours that are involved in new and rapidly evolving markets. Our ability to sell products, and the level of success, if any, we achieve, depends, among other things, on the level of demand for our technologies.


WE MUST RESPOND RAPIDLY TO TECHNOLOGICAL CHANGES.

     If we do not respond rapidly to technological changes, our product concepts could become obsolete. The market for both high speed access technologies and those products within the telecommunications sector that deploy, monitor, and manage next generation advanced networks is likely to be characterized by rapid technological change, frequent new product introductions and changes in customer requirements. We may be unable to respond quickly or effectively to these developments. We may experience design, manufacturing and other difficulties that could delay or prevent our development, introduction or marketing of new products and applications relating to both CAS and those of North Electric Company, Inc.


UNAUTHORIZED PARTIES MAY ATTEMPT TO USE OUR PRODUCTS OR TECHNOLOGY

     Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring use of our products is difficult and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the United States. If competitors are able to use our technology, our ability to compete effectively could be harmed.

WE MAY REQUIRE ADDITIONAL FINANCING

     At June 30, 2002, we had current assets of approximately $4,768. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of our securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. Based upon our present liquid resources and our present operating expenses, and if no revenues are generated from operations or other sources, we believe we will be able to operate for a minimum of three months. If additional funds are required, but cannot be raised, it will have an adverse effect upon our operations. To the extent that additional funds are obtained by the sale of equity securities, our stockholders may sustain significant dilution.


WE MAY BE INVOLVED IN LITIGATION

      We could become subject to litigation decisions regarding intellectual property rights, which could seriously harm our business and require us to incur significant costs. In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights.


We Have Been Dependent on Loans From Our President, Directors and Shareholders in Order to Pay Operating Expenses

      In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon funds provided by non-interest bearing loans from our President, directors and shareholders. Additionally, we continue to be dependent upon the willingness of our President and directors and consultants to accept shares of our stock as compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations.

WE FACE INTENSE COMPETITION

      We face intense competition for customers because the market for providing our technology is highly competitive. Our competitors consist of several well established companies, the substantial majority of which have significantly greater financial resources than we do, longer operating histories, well established reputations, and marketing and sales networks, and greater management and technical resources.

      The introduction of new products by competitors, market acceptance of products based on new or alternative technologies or the emergence of new industry standards, could render our existing or future products obsolete. In developing our products, we have made, and will continue to make, assumptions about the standards that may be adopted by users. If the standards adopted are different from those that we have chosen to support, market acceptance of our products may be significantly reduced or delayed and our business will be seriously harmed. In addition, the introduction of products incorporating new technologies and the emergence of new industry standards could render our existing application premises obsolete.

POTENTIAL ACQUISITIONS

      Any acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products or technologies. While we have no current agreements to do so, we may buy businesses, products or technologies in the future. In the event of any future purchases, we could: issue stock that would dilute our current stockholders' percentage ownership; incur debt; assume liabilities; incur amortization expenses related to goodwill and other intangible assests; or incur large and immediate write-offs.

      Our operation of any acquired business will also involve numerous risks, including: problems combining the purchased operations, technologies or products; unanticipated costs; diversion of management's attention from our core business; adverse effects on existing business relationships with suppliers and customers; risks associated with entering markets in which we have no or limited prior experience; and potential loss of key employees, particularly those of the purchased organizations. Shareholders will not vote on any potential acquisitions (unless required by NASDAQ regulations or applicable law) nor have the opportunity to review any potential acquisition candidate.


WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS

      We have not paid any cash dividends on our capital stock and we anticipate that our future earnings, if any, will be retained for use in the business, or for other corporate purposes. It is not anticipated that any cash dividends on the common stock will be paid in the foreseeable future. See "Dividend Policy" and "Description of Securities."


If We Are Unable to Meet Nasdaq Stock Market Listing Requirements, Your Ability to Buy or Sell the common stock May be Impacted

      Our common stock does not meet the current Nasdaq listing requirements for the SmallCap(R) Market. If we are unable to satisfy Nasdaq's requirements for listing, trading, if any, the common stock will continue to be conducted on the NASD's OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of us, and lower prices for our securities than might otherwise be attained.

Our common stock is deemed to be a "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

             Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         -      With a price of less than $5.00 per share;

         -      Not traded on a "recognized" national exchange;

         - Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

             Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.


WE DO NOT CURRENTLY HAVE ADEQUATE PERSONNEL TO MEET OUR LONG-TERM BUSINESS OBJECTIVES AND BELIEVE THAT OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN QUALITY KEY PERSONNEL THAT ARE IN HIGH DEMAND.

      As of the date of this prospectus we and our subsidiaries have hired a total of thirteen[Andy - update] people who are either employees or independent contractors. Of these, nine are focused on product engineering and development and four serve in administrative and senior management capacities. Our growth and success is in good part dependent on our ability to hire highly qualified individuals in these areas as well as managerial, sales and operational personnel. All of these individuals are in high demand and we may not be able to attract the staff we need. In addition, the loss of the services of any of our senior management could have a material adverse effect on our business, financial condition and operating results.

WE ARE DEPENDENT ON THE SERVICES OF OUR PRESIDENT.

             Our success largely depends on the efforts and abilities of key executives and consultants, including Andrew Benson, our President and Chairman of our Board of Directors. Mr. Benson maintains responsibility for our overall corporate strategy, including acquisitions. The loss of the services of Mr. Benson could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Benson.


WE MAY BE UNABLE TO MANAGE OUR GROWTH.

          Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

      -   Implement changes in certain aspects of our business;

      - Enhance our information systems and operations to respond to increased demand;

      -   Attract and retain qualified personnel; and

      - Develop, train and manage an increasing number of management-level and other employees.

          If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.


OUR BOARD OF DIRECTORS HAS THE POWER TO ISSUE ADDITIONAL SECURITIES WITHOUT THE CONSENT OF SHAREHOLDERS

      Our Board of Directors has the power, without the consent of the shareholders, to issue additional shares of common stock or preferred stock for such consideration as may be permitted under New York law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock, see "Description of Securities."

POSSIBLE ISSUANCE OF PREFERRED STOCK

     Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), with designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company.


THE SELLING SHAREHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The selling shareholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 16,327,727 shares of common stock, the number of shares being registered in this offering, excluding those shares that may be sold upon the exercise of our outstanding options, may be sold. Such sales may cause our stock price to decline.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES PURCHASED THROUGH THE EXERCISE OF THE WARRANTS.

          The sale of shares pursuant our outstanding warrants may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the less funding we will receive for the exercise of the warrants, which could ultimately require us to seek additional funding faster than we would if our stock price were at a higher level..


THE INVESTORS UNDER THE WARRANTS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK.

          Of the 20,000,000 shares of common stock to be issued under our warrants, 10,000,000 will be issued at the lesser of $0.05 and a 30% discount to the average of the three lowest closing bid prices for the 20 trading days immediately preceding the exercise of the warrant. The other 10,000,000 will be issued at a 30% discount to the lowest closing bid price of the three trading days immediately preceding the exercise of the warrant. These discounted sales could cause the price of our common stock to decline.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE.

          The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

      This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to: (i) our ability to obtain a meaningful degree of consumer acceptance for our products and future products, (ii) our ability to market our products and future products at competitive prices, (iii) our ability to develop brand-name recognition for our products and future products, (iv) our ability to develop and maintain an effective sales network,
(v) our success in forecasting demand for our products and future products, (vi) our ability to maintain pricing and thereby maintain adequate profit margins,
(vii) our ability to achieve adequate intellectual property protection for our products and future products and (viii) our ability to obtain and retain sufficient capital for future operations.

      The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will market and provide products on a timely basis, that we will retain our customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

          Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities being offered by our selling shareholders. We intend to use the proceeds from the sale of any of the 4,000,000 shares underlying the options and the 20,000,000 shares underlying the warrants to fund: 1) working capital needs including trade payables, salaries, consulting fees, and hardware to be used in product development primarily related to North Electric Company and 2) general working capital requirements and obligations of the company prior to the North Electric acquisition.

     If all shares underlying the options and warrants are purchased (assuming our common stock price is and maintains a price of $0.05 per share), we will receive gross proceeds of $900,000 We expect to incur expenses of approximately $50,000 in connection with this registration statement.

DETERMINATION OF OFFERING PRICE

      The price at which the shares may actually be sold by the selling shareholders will be determined by the market price of the common stock as of the date of sale.

DIVIDEND POLICY

      It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

      We do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

             Management's discussion and analysis of financial condition and results of operations except for the historical information contained herein. We wish to caution you that certain matters discussed in this registration statement constitute forward-looking events or statements that involve risks and uncertainties. The Company's actual results could differ materially from those stated or implied due to a number of factors, including without limitation those discussed under the caption "Factors That May Effect Future Results".

              DataMEG Corp., formerly The Viola Group, Inc., a New York Corporation and its wholly-owned subsidiary, DataMEG Corporation (the "Company") is a development stage enterprise. The Company is a technology development enterprise focused on introducing to the marketplace a technology it has developed, which it has termed Communications Acceleration System (CAS). CAS is a high-speed data transmission processor that uses, primarily, Plain Old Telephone Service (POTS) as the communication medium to interface between the transmission source and the receiving entity.

              In August 2000, the DataMEG Corporation (the "Subsidiary") consummated a share exchange with a public company, The Viola Group, Inc. that has since changed its name to DataMEG Corp. (the "Parent"). In the share exchange the Subsidiary exchanged all its outstanding shares for 90% of the issued and outstanding voting common stock of the Parent. As a result of the transaction, the pre-exchange stockholders of the Parent owned in the aggregate, 3,300,007 shares as of the date of the share exchange. The pre-exchange stockholders of the Subsidiary owned, as a result of the share exchange, 90% of the issued and outstanding common stock of the Parent, equaling approximately 29,700,627 shares as of the date of the share exchange. In addition, the Subsidiary was required to pay consulting fees totaling $250,000 to an officer of the Parent and assume tax liabilities totaling approximately $30,000. As a result of the merger, the Subsidiary became the operating company. These financial statements are those of the Subsidiary, with adjustments to reflect the changes in equity structure resulting from the share exchange.

       On September 13, 2001 the Company created CAS Communications, Inc. ("CASCO"), a new entity to be used for the licensing, distribution, and manufacture outsourcing of the Company's CAS technology. The Company continues to own the intellectual property but the CASCO received an exclusive license. CASCO issued 6,666,666 shares to a minority owner and 20,000,000 shares to the Company, which represent 75% ownership of CASCO with the minority owner owning the remaining 25%, which is reflected in the accompanying consolidated balance sheet as minority interest in consolidated subsidiary. The Company intends to distribute on a pro-rata basis the 20,000,000 shares to Company shareholders in 2002.

       The Company executed a merger agreement with North Electric Company, Inc. ("NECI"). in Raleigh, North Carolina on December 10, 2001 and the terms of the agreement required the Company to issue 15,000,000 shares of restricted common stock to NECI shareholders and pay $400,000 to NECI's majority shareholder. Furthermore, under the merger agreement, the merger would become effective on the first date on which: (a) a Registration Statement is effective and (b) the Company had raised a pre-determined amount of funding and (c) the Company continued to fund NECI operations at a fixed monthly amount. On March 3, 2002 the Company and NECI signed an amendment to the merger agreement, which effectively waived all of the above noted conditions to the final merger and the 15,000,000 shares were issued and articles of merger in the state of North
Carolina were filed in April 2002. The surviving entity was DAC1 which has subsequently changed its name to NECI.

       The company operates under the name of DataMEG Corp. and trades under the symbol DTMG on the OTC-BB.

       As of June 30, 2002, the Company had committed to issue options to purchase approximately 1,203,130 shares of common stock at prices ranging from $0.05 to $3.46 per share for persons who had performed services for the Company.

       During 1999, the Company entered into an agreement with a consultant for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants, contingent upon the consummation of the share exchange. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

       During October 2001, the Company entered into an agreement with a consultant to provide certain operations management services to the Company. This agreement guarantees monthly compensation in the amount of $16,667 for twelve months from October 1, 2001 and grants 300,000 stock options at a strike price of $0.24. Of the 300,000 stock options, 100,000 of these options vested on October 1, 2001, 100,000 options vest on January 1, 2002 and the remaining 100,000 options vest on February 1, 2002. If the consultant accepts an offer of employment from the Company, all then outstanding options will vest upon signing of an employment agreement. In 2002, the consultant waived his rights to consulting fees for the six months ended June 30, 2002 and no longer providing services to the Company.

       On September 13, 2001, the Company signed a settlement agreement with an effective date of October 11, 2001, with Quantum Advanced Technologies, Inc. ("QAT") whereby both the Company and QAT would settle any litigation and create, CAS Comm, a new entity to be used for the licensing, distribution, and manufacture outsourcing of the Company's CAS technology. The Company will continue to own the intellectual property but CAS Comm received an exclusive license. The Company owns 75% of CAS Comm and QAT owns the remaining 25%. As partial consideration, QAT received warrants to purchase 2,000,000 of the Company's shares at an exercise price of $1.13 per share. Proceeds from the exercise of these granted warrants, if exercised, will flow into the Company over time in an effort to address its working capital requirements. As of the grant date, management estimates the amount of any liabilities, which may be associated with the warrants granted as part of the settlement agreement, are immaterial.

       From DataMEG Corp.'s inception in January 1999 through June 30, 2002, operating activities consisted primarily of research and development, product design, and development and testing of the CAS technology and, more recently, with the acquisition of North Electric Company, Inc., the integration of this operating entity for development and deployment of its first product prototype release scheduled for late-2002. During this period, DataMEG Corp. has also focused on developing the CAS technology using its internal resources, primarily, its Senior Technology employee and other external product development -engineering firms. Since inception, DataMEG Corp. has incurred operating losses, and as of June 30, 2002, had an accumulated deficit of $11.5 million. DataMEG Corp. has not realized any operating revenue nor has it achieved profitability on a quarterly or annual basis. While DataMEG Corp. is developing and plans to introduce future products, there can be no assurance that it will be successful in these efforts.

QUARTER AND SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO QUARTER AND SIX MONTHS ENDED JUNE 30, 2001

       The Company continued its policy through the second quarter of 2002 of conserving capital by rigorously controlling general and administrative expenses, directing both financial and human resources towards validating, both technically and commercially, the CAS technology and the integration and funding of North Electric Company, Inc., for development and deployment of its first product prototype release scheduled for late-2002. . Management also pursued efforts on stabilizing its financial condition through efforts to access both private and public sources of funding. Of note, management and a certain consultant elected to waive almost all of the Company's salary and fee obligations for the full quarter ending June 2002. These efforts are reflected in the quarterly results and further discussion in the Current Developments section that follows.

       Revenues for the three months ended and year to date June30, 2002 were $0
(zero) as well as for the corresponding periods in the prior year.

       Cost of Revenues for the three months ended and year to date June30, 2002 were $0 (zero) as well as for the corresponding periods in the prior year.

       Net loss for the three months ended June 30, 2002 was approximately $336,000 compared to a net loss of approximately $535,000 for the three months ended June 30, 2001. The decrease in the net loss was primarily attributable to a decrease in expenses relating to consulting fees, salaries, legal fees, security fees and travel, and increases in expenses related to interest expense and R&D. Expenses, and therefore the net loss, for the three months ended June 30, 2002 were concentrated in the areas of R&D, financing fees, and professional fees (accounting, legal, investor relations).

      Research and development expenses were approximately $77,000 for the three months ended June 30, 2002 compared to approximately $60,000 for the for the same period ended in the prior year. The increase in expenses was primarily due to increased costs associated with non- recurring engineering costs incurred in 2002. Research and development cost in 2002 were for prototype expenses for the design and development and third party evaluation of the CAS technology and new projects in conjunction with the North Electric Company, Inc. Research and development is essential to DataMEG Corp.'s future success and it expects that the amounts for research and development expenses will remain constant in future periods.

       As mentioned in the "General" section, DataMEG Corp entered into an agreement with a consultant for services rendered over the period October 1999 through June 2000. These services were for general business and financial consulting services. Pursuant to this agreement, the Company has issued to this consultant 1,010,000 shares of the common stock of the Parent and committed to issue an additional 30,000 shares of common stock of the Parent. The additional 30,000 shares were issued in January 2001. A charge relating to this consulting agreement had been charged to the Statement of Operations for the year ended December 31, 2000, in the amount of $2,034,715 for the stock issued and to be issued. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants, contingent upon the consummation of the share exchange. The Company believes that no such additional compensation of warrants is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirement to issue warrants.

      In 2001 and 2002, the Company entered into agreements with several vendors to provide contract accounting services, temporary operations management services and corporate legal services. The Company agreed to issue the vendors unrestricted shares of stock in lieu of cash compensation and for reimbursed expenses. The Company issued 5,400,000 shares in the period April through June of 2002 and recorded a charge to the Statement of Operations for consulting fees, legal fees and accounting fees in the amount of $166,448 for the three months ended June 30, 2002. It is anticipated that there will be additional fees related to accounting, operations management and corporate legal services in the future.

       In 2001, the Company entered into agreements with several technical consultants to provide assistance with the research and development of the CAS technology and other new projects. The company agreed to issue the vendors unrestricted shares of stock in lieu of cash compensation.

      The Company issued 1,600,000 shares and recorded a charge to the Statement of
Operations for R&D in the amount of $21,853 for the three months ended June 30, 2002. It is anticipated that there will be additional fees related to research and development in the future.

       Compensation paid and accrued to an officer and one key employee was approximately $14,000 for the three months ended June 30, 2002 compared to $170,000 for the same period in the prior year. An officer and one key employee elected to waive almost all compensation per their employment agreements for the second quarter of 2002. As of June 30, 2002, the Company was indebted to officers and stockholders in the amount of $31,543 for expenses incurred on behalf of the Company. As of June 30, 2002, no officer, employees or stockholders were indebted to the Company.

      General and administrative expenses were approximately $225,000 for the three months ended June 30, 2002 compared to approximately $474,000 for the same period in the prior year. The decrease in expenses reflects the decrease of costs related to compensation, security expenses, travel, legal fees and promotions expense, and other various expenses as previously noted.

      Cash used in operating activities for the three months ended June 30, 2002 was approximately $280,000. Cash used in investing activities was approximately $75,000 for the three months ended June 30, 2002. Cash provided by financing activities was approximately $40,000 for the three months ended June 30, 2002.

YEAR END DECEMBER 2001 COMPARED TO YEAR END DECEMBER 2000

       Revenues for the year ended December 31, 2001 were $0 (zero) as well as for the corresponding period in the prior year. No revenues were reported for the three-month period ending December 31, 2001 as well as for the corresponding period in the prior year.

            Cost of Revenues for the year ended December 31, 2001 were $0 (zero) as well as for the corresponding period in the prior year. None were reported for the three-month period ending December 31, 2001 as well as for the corresponding period in the prior.

             Research and development expenses were approximately $612,000 for the year ended December 31, 2001 compared to approximately $494,000 for the same period in the prior year. The increase in expenses was primarily due to increased costs associated with non-recurring engineering costs and an increase in prototype expenses for the design and development of the CAS technology and advances made to North Electric Company, Inc. to assist in its product development efforts.

             Compensation paid and accrued to officer and other employees was $578,000 for the year ended December 31, 2001 compared to $984,000 for the same period the prior year. As of December 31, 2001, the Company was indebted to an officer and stockholders for expenses incurred on behalf of the Company and unpaid compensation in the amount of $21,616. As of December 31, 2001, no officer or stockholder was indebted to the Company. Stock was issued for compensation and for reimbursements of amounts paid on behalf of DataMEG Corp. for approximately $694,000.

             General and administrative expenses were approximately $2,038,000 for the year ended December 31, 2001 compared to approximately $6,282,000 for the same period in the prior year. The decrease in general and administrative expenses was primarily attributable to increases in 1) consulting fees of approximately $4,100,000, 2) officer and employee salaries of $406,000,000, 3) legal fees primarily related to litigation and patent applications equal to $326,000, 4) accounting and audit fees decreases of $58,000 and 5) insurance expense decreases of $41,000 and offset by expense increases in security expenses in the amount of $486,000 and increases in travel expenses in the amount of $253,000. The decrease in expenses reflects the concerted effort of management to curb unnecessary expenses and preserve capital resources for expenses necessary to support increased levels of business activities.

             Cash provided by operating activities for the year ended December 31, 2001 was approximately $23,000. Cash used in investing activities was approximately $17,000 for the year ended December 31, 2001. Cash provided by financing activities was approximately $903 for the year ended December 31, 2001.

RECENT DEVELOPMENTS

             On August 23, 2001 the Company announced the signing of a letter of intent ("LOI") to acquire Net Connection Corp. The terms of the transaction, subject to completion of a definitive agreement and normal due diligence, provided for DataMEG Corp. to purchase the firm with an exchange of stock, with DataMEG Corp. obtaining 100% of the assets of the privately owned firm. Net Connection Corp. is a high-speed telecommunications system integrator, supplying services such as ISDN and DSL to government offices. To date the companies have been unable to move beyond the LOI and the signing of a definitive agreement. DataMEG's management has therefore discontinued ongoing discussions with Net Connection Corp. in order to dedicate its resources towards the completion of its announced acquisition of North Electric Company, Inc. and other nearer term needs.

             On  September  13,  2001 the Company signed an  agreement  with  an effective  date  of  October 11, 2001 with Quantum Advanced  Technologies,  Inc.
(QAT) whereby both the Company and QAT settled any litigation between the two companies and created a new entity to be used for the licensing, distribution, and manufacture outsourcing of the Company's CAS technology. DataMEG Corp. continues to own the intellectual property but the new entity, CAS Communications Inc. ("CAS Comm"), received exclusive license to provide for the commercialization of the CAS technology. DataMEG Corp. owns 75% of CASC, which will later be distributed to DataMEG Corp.'s shareholders on a pro-rata basis and QAT owns the remaining 25%. As partial consideration, QAT has received warrants to purchase 2,000,000 of the Company's shares at an exercise price equal to the closing bid price on the day prior the term sheet's execution ($1.13/share). The proceeds from the exercise of these granted options will flow into the Company over a three-year vesting period.

            The Company executed a merger agreement with North Electric Company, Inc. in Raleigh, North Carolina on December 10, 2001. Under the merger agreement, the merger would become effective on the first date on which: (a) a Registration Statement is effective and (b) we had raised a pre-determined amount of funding and (c) we continued to fund North Electric Company, Inc.'s operations at a fixed monthly amount. On March 1, 2002 the Company and North Electric Company, Inc. signed a final unconditional merger agreement, which, effectively waived all of the above noted conditions to final merger.

             North Electric Company, Inc., is a communications networking-solutions company located in North Carolina's Research Triangle. North Electric Company, Inc.'s mission is to develop software technologies and products that integrate and leverage the recent proliferation of next generation networking technologies within the communications industry. This group will focus on bringing products to the telecommunications sector that serve to address specific industry needs rather than displace a competing product. Time to market, critical mass for the market served and an immediately exploitable client base will be key criteria in evaluating any investment in product development. A more complete overview of North Electric Company, Inc. may be found in the Business section of this registration statement.

     On December 21, 2001 the Company announced the securing of an investment agreement to purchase the Company's common stock. Pursuant to the investment agreement, the Company may, at their discretion, periodically issue and sell up to 5,000,000 shares of common stock for a total purchase price not to exceed $2.5 million. The Purchase Price shall be equal to 90% of the average of the three (3) lowest closing bid prices of the Company's Common Stock during the specified period. Certain conditions may significantly limit the capital that can be raised under this investment agreement. The effectiveness of the sale of the shares under the investment agreement was conditioned upon us registering the shares of common stock with the Securities and Exchange Commission, which was filed in January 2002. In consideration of this agreement, the Company issued to the investor 500,000 shares of common stock on December 21, 2001, the value of which, has been recorded as pre-paid financing costs in the equity section of the balance sheet. As of June 30, 2002, the Company has been unable to access this investment agreement due to the decrease in share price subsequent to the effectiveness of the agreement. The Company has decided not to utilize this Agreement and will be retiring the shares.

     Furthermore, on December 18, 2001 the Company entered into a short-term loan agreement with the same investor involved in the investment agreement discussed above, in an amount equal to $120,000. The proceeds of this short-term loan agreement were received in January 2002. Principal and interest on the loan were due April 15, 2002. The Company is under default according to the original agreement and is currently involved in litigation with the investor. Among other things, the loan is secured by approximately 3.2 million shares of the Company's stock owned and pledged by the Company's President, Andrew Benson. In consideration for this short-term loan agreement, the Company issued 1,000,000 shares of common stock on December 21, 2001, the value of which has been recorded as financing costs in the income statement. On May 17, 2002, the investor filed suit against the Company and the Company's President, Andrew Benson for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principle and the interest has been recorded in the balance sheet of the Company however a projected liability has not been established related to potential legal fees and damages owed due to on going negotiations with the investor which are anticipated to have a significant impact on the valuation of such a liability. Mr. Benson has repaid a significant portion of the debt and the remaining liability will be reduced accordingly.

     On February 13, 2002, the Company entered into a stock sale agreement with an investor whereby the Company agreed to sell 5,000,000 shares of Company stock for the sum of eighty percent (80%) of the net re-sale proceeds of the stock. Based on this agreement, the Company issued 5,000,000 shares of common stock to the investor on February 14, 2002 and the investor advanced $192,500 to the Company as partial payment toward the stock on February 16, 2002. In the event that 80% of the net re-sale proceeds of the stock is below the amount previously advanced, the Company will be required to repay the difference. On March 6, 2002, certain terms related to the re-sale of the stock were amended including requiring the Company's President, Andrew Benson to accept personal liability for all the obligations of the Company under the stock sale agreement. As of May 10, 2002, the projected re-sale proceeds of the stock was below the amount previously advanced and the investor filed a breach of contract suit on May 13, 2002 for the return of an undetermined balance of the advance. This case had been remanded to a court ordered mediator. The Company has reached an Agreement to settle this matter that is satisfactory to all parties involved.

     On April 18, 2002, the Company's subsidiary, CASCO, entered into an agreement with a consultant to find a qualified company willing to construct a prototype implementing the CAS technology and secure financing for this project. As compensation for these efforts, the consultant was given options to purchase 20% of the existing equity of CASCO at $.02 per share, the current fair value. The options would vest upon the attainment of certain performance benchmarks. On July 31, as a result of the signing of an agreement between CASCO and an engineering firm to build a prototype, 50% of the options granted are vested and unexercised.

     On July 31, 2002, the Company's subsidiary, CASCO, entered into an agreement with an engineering firm to assist in the development, manufacture, testing and evaluation of the CAS prototype. The cost to secure this assistance is based on the documented costs plus a 50% premium that are associated with the project. The projected cost of the project is $15,000 for a total estimated cost of the project of $22,500 which is payable in either cash or a comparable value in equity in CASCO.

BUSINESS

GENERAL

     We are a New York corporation and were incorporated in October 1982 as The Viola Group, Inc. In August 2000 we exchanged 90% of our common stock for 100% of the stock of DataMEG Corporation, a Virginia corporation that was incorporated in January 1999. We subsequently changed our name to DataMEG Corp and are the successor in business operations to DataMEG Corporation, which exists as a wholly owned subsidiary of ours.

     We are a development stage technology company focused on developing new technologies, software applications, and products primarily serving the telecommunications sector. We are developing a high-speed data transmission processor that will attempt to use Plain Old Telephone Service (POTS) as the communication medium to interface between the transmission source and the receiving entity. We refer to this process as a Communications Acceleration System ("CAS"), and have filed patent applications covering this technology. CAS uses our proprietary Tone Frequency Modulation technology that allows for data transmissions over POTS, as well as other existing communications mediums such as ISDN, T1, cable and DSL lines. This product will compete with and sometimes complement, conventional 56K modems, ISDN, T1, cable and DSL lines.

        Besides DataMEG Corporation, we have two other subsidiaries: CAS Communications, Inc., of which we own 75% and North Electric Company, Inc. which is a wholly owned subsidiary. CAS Communications was formed in August 2001 to commercialize our CAS technology. We executed a merger agreement with North Electric Company, Inc. in Raleigh, North Carolina on December 10, 2001 that was finalized in April 2002. North Electric Company, Inc. is focusing on bringing products to the telecommunications sector that serve to address specific industry needs and will partner or collaborate as appropriate to leverage or maximize the value proposition implicit in these products.

     Our principal executive offices are located at 1000 St. Albans Drive, Suite 210, Raleigh, NC 27609-7348 and our telephone number is (919) 341-6000.

DEVELOPMENT OF CAS TECHNOLOGY

         We have been developing our proprietary Communication Acceleration System (CAS) technology since inception in January 1999. CAS is a high-speed data processor that is designed to utilize Plain Old Telephone Service (POTS) as its primary transmission format. We have filed two patents pertaining to the CAS technology, as well as foreign patent protection applications. We expect these filings to result in patent grants some time in the near future.

           The basis of the CAS technology and its proprietary developments include the use of multiple tone-pairs, narrowly spaced in the voice frequency range. The transmission configuration is comprised of the use of short-duration tones, sent and received as data "pointers" to a set data encryption table, rather than sending the data directly. This design is the essence of what we have termed "Tone Frequency Modulation".

          CAS technology is not limited to use over POTS. It is envisioned that CAS may be utilized over other existing transmission mediums such as ISDN, T1, cable and fiber optic networks.

CAS MARKET ANALYSIS

Description of Primary Industry:

           The desire of most users of devices that require some form of communication media for the transmission of data is "Bandwidth on Demand". With the current increases in Internet utilization and e-commerce, many communications organizations and computer component manufacturing concerns are in search of the panacea for providing quick and easy access for Web surfing, e-mailing with mammoth attachments through the Internet, while providing an economically viable solution to remote users and the "last mile" phenomenon.

          While some users have speedy access at work, through T1 or frame-relay lines, other users must opt for technologies such as Integrated Service Digital Networks ("ISDN") or satellite-dish access for swifter transmission of data and Web surfing. Others are using Cable and Digital Subscriber Lines ("DSL"), which are currently faster than traditional analog modems. Cable has made substantial in-roads in the consumer marketplace while DSL is attracting more business users and households not wired for cable. However, the type of access available may be limited by geographical location.

          TeleChoice which tracks the DSL industry, estimates that the number of DSL lines in use in the US is 16 million. Management believes that this method has experienced significant growth since this reporting. The Gartner Group estimates that 55% of U.S. households will still dial up via modem to connect to the Internet in 2004. International Data Corporation predicts worldwide sales of analog modems will be 86.3 million units in 2001, a growth rate of 13.5% over 2000 projections. Furthermore, other research firms place the number of those accessing the Internet globally at around 259 million users, 110 million of which reside in the U.S. It is important to note that over 120 million-residence access lines are in the U.S. and these residences will continue to come on line seeking improved speed, accessibility, and arguably, most important of all, affordability. A March 2000 report by Angus Reid Group of Toronto projects 1 billion Internet users by 2005.

Competing Access Technologies

           CABLE. According to PC World magazine, cable access is in about 20 percent of the 100 million subscribers of cable TV services. The need to install two-way fiber-optic networks is the current limiting factor for increased subscribers to this service. In addition, questions about service, security and scalability keep it from making further in-roads in areas with already established networks. This service provides good downstream results when compared to other access methods; however, upstream transmissions are performed at a slower speed. Cable services cost on average $40 per month. This is inexpensive in comparison to the other choices because users share a node with other users. This node can be shared with between 500-5000 users. Therefore, if many users are on-line simultaneously, speed may be less than desired. However, with shared node access, a concern of users is that others may access one's PC. Furthermore, competitive issues as well as single choice of Internet Service Provider may be of concern.

          Digital Subscriber Lines (DSL). DSL is delivered over the same copper wire as phone service. Some DSL versions can run at speeds over 100 times faster than standard dial-up. The ubiquity of phone wires makes DSL a good choice for many users. The drawback is that most users cannot get DSL yet. Many of the deliverers (phone companies) of DSL are still learning how to deploy it. DSL is not a standard process as with Cable because it comes in many forms. There is IDSL (ISDN DSL) to HDSL (high bit-rate DSL). Most variations are a form of ADSL: the "A" stands for "asymmetric" which means that it sends data faster downstream than upstream to your PC. This technology has its roots in phone-line origin and is primarily offered by phone companies. The benefit to this technology is that one can talk and transmit, simultaneously. Pricing for this service ranges from $50 to $800 per month, with one of the major Bell companies charging $190 per month. Furthermore, the DSL modem will cost approximately $99 per installation.

           ISDN. ISDN was once the fastest access for the masses; however, it never caught on. Its top speed of 128 kbps provides quicker access than traditional dial-up speeds. This service is provided by phone service providers. We believe that one reason for the lack of acceptance of ISDN is the manner in which its use is charged, the more you use it, the greater the cost. This service is available to 90 percent of the country, a figure that cable and DSL may never match. The service is known for complex installations and newly developed methods provide better connectivity.

           Satellites. Satellites are available to anyone who can mount a disk with clear view of the southern sky. This is good news for those who live in remote places where other services are not available. The speeds at which data is transmitted (400kps) are acceptable to these remote users. However, upstream transmissions have oftentimes caused difficulties for the user. Cost for this service is approximately $50 per month plus the installation of the disk.

Drivers for Increased Bandwidth:

           Technology and technological advancements are crucial drivers of our economy and they are shaping our society in many ways. Advancements effect everything from personal relationships to how we choose to spend our leisure time. It has been stated that the delivery of many products and services to consumers will undergo dramatic changes during the next decade. Retail space and news circulation, to name a few, are on the verge of trying to re-invent themselves.

           With more businesses moving towards e-commerce distribution channels, the need for improved access speeds is vital to the delivery of goods and services to the e-marketplace. On-line transactions and information transfer are being driven by an insatiable desire of network users, and improved speed will likely increase the number of transactions and increase the benefits derived by companies employing e-commerce.

           It is this new technological frontier driven by the rapid development of the e-commerce marketplace, with a strong desire for quick data access, improved phone services and video applications, which underpins DataMEG's CAS development and marketability.

Industry Characteristics and Trends:

           Management finds the current environment for the telecommunications industry to be very intriguing. Within the domestic and international marketplace, telecommunications service providers are using their enormous capital budgets to bolster competition in the industry and among opposing technologies.

           Improvements to advanced technology networks (ATN), dense wavelength divisions multiplexing and improved MHz processors, are some examples. Fiber optic lines are being installed and mergers of complementary product-lines searching for synergies within product offerings are changing the landscape for high-speed data transmission. However, each new gain achieved that promises improvements is questioned from an operational and cost standpoint as witnessed by the recent market value corrections and concerns by debt rating agencies of financial leverage levels of many of the telecom giants. As for fiber lines, some pundits have stated that "we might have enough from our viewpoint now, but perhaps not the way we will live in the future."

           The current landscape is divided into two market segments: wired and wireless. Within these two segments competition among wired phone, wireless and cable are commonplace. Access to customers, through the often-described "last mile", is causing competitive pressure and much inter-industry competition.

           Within each segment there exists proponents for different digital standards as the industry evolves into a broadband platform. Many providers of network capabilities are studying their options for upgrading or developing new networks, such as data networking based on Internet Protocol (IP), in an attempt to bring broadband access to its existing and prospective customers.

           It is this environment of uncertainty, stemming from lack of digital standards and the constant development of new technologies, which favors technologies that are proven and currently operational.

          The growth of Internet traffic has demanded that communication service providers replace their voice networks with more efficient, data-oriented cell or packet-based networks. However, many billions have already been invested in existing networks, the implication of major shifts in direction arguably is not a feasible option. To further compound this dilemma, data networks, in general, have not achieved the same level of reliability as voice networks. Therefore, equipment providers are racing to develop converged or unified networks that may improve efficiency and reliability.

           On the retail side, the drive for improving broadband access is that consumers are spending more time at home on the Internet, and they are demanding faster and more affordable access speed. The two primary broadband product solutions are cable modems and digital subscriber line technologies. Their primary function is to boost network capacity. Both of these technologies are geared towards the booming residential and business markets that are starving for bandwidth between users and Internet service providers. The outlay for these services typically starts at $40 per month. As these services face further competition, this should drive the cost down somewhat in the future.

          Forrester Research, predicts that one-quarter of all US homes-about 16 million households-will use broadband connections to the Internet by 2002. The distribution calls for 80% of the future residential market to use cable modems and digital subscriber line technology to capture the remainder.

          Cable modems promise connection speeds of up to 30 Mbps. These modems are sold separately or can be packaged into set-up boxes. A drawback of this technology is that the cable networks are not yet equipped to handle two-way traffic. Only about 30-40% of the infrastructure has been upgraded to support two-way traffic. Until upgrades are complete, cable modems will be limited to specific markets. The rollout of digital cable boxes to replace the analog boxes is fast underway. These boxes provide subscribers with better quality services. Two of the leading manufacturers of digital cable boxes (RoadRunner and At Home Corp.) have signed multibillion-dollar, five-year deals with major cable companies to manufacture affordable digital set-top boxes.

           In the area of switches-the most basic element of communications networks-these computers (switches) which simply convert telephone conversation to digital form and then reconvert them back to analog form are experiencing a decline in demand. These switches were in hot demand as upgrades were made to the telephone networks. With much of this digital upgrading done, most of the service providers are investing in new forms of switches that are better able to handle the vast traffic flowing through their networks. The constant argument against alternative technologies is the quality of service. Voice equipment is known for its reliability to "five nines"-99.999% efficiency rating. Voice networks are almost always available versus data networks, which post almost 21,000 minutes of unavailable time per year.

           It is our view that the major challenge facing this industry is to satisfy the insatiable need for increased capacity within the system as well as improve the quality and breadth of services. We believe that the entire industry is benefiting from the product replacement cycle underway and with new technologies and processes being sustained, improvements are commonplace.

           The global drive underway is to upgrade the telephone networks from analog to digital technology. Digital is being used more and more in copper and wireless networks. Consumers have been benefiting from this move towards digital mobile phones more so than from digital lines in their homes. It has been stated that two-thirds of wireless subscribers use digital phones, while only 10 percent of the access lines in the public network have been converted. This area is slated for much capital expenditure for many years to come.

Market size for CAS:

           The increase in traffic on the Internet has been incredible. According to International Data Corp (IDC), the total number of Internet users reached almost 110 million in the U.S. alone in 2000 (259 million users worldwide). Concurrent with this growth has been a desire for dependable and economical high-speed access. Over 50% of U.S. households now have a personal computer and U.S. consumers account for 30% of PC's shipped each year. Meanwhile the number of Internet host computers or servers has expanded to approximately 43 million from 3.2 million in 1994. Internet service providers have contributed to traffic growth. Unlimited access has put a strain on the telephone networks that are not yet prepared for an average subscriber being on-line for 55 minutes per day. With high-speed access, this time may be reduced.

           Furthermore, Nokia states that there were over 300 million wireless users in 1998 and they predict that this amount will hit one billion by the year -end 2004. With these users demanding Internet access too, market potential is great for broadband services.

          The target market for CAS intellectual property is the high-speed data service subscribers which can not be served by the current DSL technology. This target market is defined as impaired and/or extended copper loops as well as digital loop carriers (DLC). This market is more than 50% of the 200 million lines in the U.S. as identified in a DSL Forum report, "DSL Anywhere: A paper designed to provide options for Service Providers to extend the reach of DSL into previously un-served areas". At the end of 2000, approximate 1% of U.S. lines (2.1 million) were DSL subscribers.

           The market is large and growing rapidly as evidenced by these estimates for various industry sources:

        - TeleChoice, which tracks the DSL industry, estimates that the number of DSL lines in use in the US is 4.5 million lines by year end 2001.

        - The Gartner Group estimates that 55% of U.S. households will still dial up via modem to connect to the Internet in 2004.

        - IDC predicts worldwide sales of analog modems will be 86.3 million units in 2001, a growth rate of 13.5% over 2000 projections.

           Furthermore, other research firms place the number of residences accessing the Internet globally at around 259 million users, 110 million of which reside in the U.S. It is important to note that over 120 million-residence access lines are in the U.S. and these residences will continue to come on line seeking improved speed, accessibility, and arguably, most important of all, affordability. A recent report (March 2000) by Angus Reid Group of Toronto projects 1 billion Internet users by 2005.

           Many subscribers are currently not eligible for DSL service because they are served by Digital Loop Carriers (DLCs). This number is estimated at 35% of lines currently deployed, and the number of lines served by DLCs is expected to grow to greater than 50% over the next three years.

Competition

           A number of solutions have been developed in the past 12-18 months to offer DSL to subscribers who are not currently DSL-eligible. These solutions are attempting to solve the more difficult problems of long loops (conditioned or non-conditioned), Digital Loop Carriers, and impaired loops. Some of the progressive companies that are making headway in this market using various technologies are Elastic Networks, Catena Networks, OCCAM Networks, MuLOGIC, Paradyne, and Alcatel.

          Paradyne, with their ReachDSL product uses a modified CAP (Carrierless Amplitude Phase) technology. They also reduce the high frequencies used to help eliminate the crosstalk and make the signals less sensitive to high frequency line attenuation. Elastic Networks with their Etherloop product uses a packet based transmission. The technology measures noise and cross talk on the line and adapts transmission power and frequency to minimize the effects of impairments.

           Based on the telecommunications industry market analysis we have performed, there is a large un-served market opportunity for a technology to address impaired and/or extended copper loops, as well as DLC loops. Research has shown that DSL businesses are under great price pressure due to the "loss leader" approach taken by service providers in the DSL market industry. Any solution to these issues must provide superior technological and cost / price advantages to DSL and other competitive transmission solutions, to offset their 1-2 year advantage relating to time in the market.

          The initial CAS research and development schedule focused on designing a technology format with higher data access transmission speeds, exceeding the 56Kbps service over the classical switched "POTS" communication lines. This would include all switched POTS line types such as long loops, impaired loops, and DLC applications. During this initial research, several technological difficulties have been identified. These have hindered our initial projected product to market introduction schedule. The Company has been unable to acquire the necessary financial and engineering resources, that are necessary to overcome the various technology research and development hurdles that it has faced during this period.

           Research  to  date  has  determined  that  the  existing  CAS  design configuration is incomplete in terms of possessing the necessary design attributes that would allow a CAS product prototype to be linked to existing, conventional network operating systems. To date, the Company has not had the financial resources to expand its research and development of CAS, to the extent where the development of a fully operational product prototype unit was possible. Until the Company is able, and willing, to expend the necessary resources on the development of CAS, and build a product prototype unit that handles the full range of data configurations including randomly selected data, as is typical with conventional data network operating systems, there will be technology development impasses and potential CAS development "unknowns" regarding the capabilities of CAS in a "real world" operating scenario.

           This has resulted in the narrowing of potential CAS applications in the near term, to a defined market opportunity of copper loops where the high-speed data can bypass via a data network or integrate into the PSTN network without using the POTS. This decision, made by Company management, is felt to be in the best interests of DataMEG Corp. and its shareholders, considering the best use of available funding and assets, as a near term strategy. Management believes that the near term goals for DataMEG Corp. need to include the development of products that will provide revenues and earnings for the Company within the next six to eighteen months.

           Continuing research will include CAS intellectual property combined with existing technology techniques such as DSL. There are a large number technology components and modules that address many aspects of the overall challenge that could be used as part of the overall CAS /DSL hybrid approach. The strategy would be to capitalize on low cost and high volume parts to build a competitive solution. Preliminary projections, without significant investment into the Company to fund an expansion of the CAS technology development program, indicate an overall time to market schedule could run out to 28 months. The
Company has elected to take the necessary steps through the formation of CAS Communications to separately fund further development of this product.

           CAS Communications, Inc. ("CASC") will be the conduit for the CAS development project from this point forward. CASC management is developing a schedule to review and determine what financing and manpower resources will be required to move the project forward. CASC has already determined that the next development requirement will be the design and manufacture of a CAS product prototype that will handle the full range of transmitted data configurations, including randomly selected data packets, as is typical with conventional data network operating systems.


NORTH ELECTRIC COMPANY, INC.

     North Electric Company, Inc., is a communications networking-solutions company located in North Carolina's Research Triangle. North Electric Company, Inc.'s mission is to develop software technologies and products that integrate and leverage the recent proliferation of next generation networking technologies within the communications industry. This group's focus is on bringing products to the telecommunications sector that serve to address specific industry needs rather than displace a competing product. Time to market, critical mass for the market served and an immediately exploitable client base will be key criteria in evaluating any investment in product development.

MARKET ANALYSIS

DESCRIPTION OF PRIMARY INDUSTRY

     The last decade has seen many new networking technologies conceived and promoted by various industry participants: Equipment vendors, network operators, and standards organizations. We have seen the evolution of the network from monolithic, fixed bandwidth time-division multiplexed (TDM) architectures to a packet-based (IP) network infrastructure that makes more efficient use of network resources. Dynamic routing protocol and traffic engineering evolutions
(MPLS) and innovative connection control mechanisms (Softswitch) are enhancing packet networks to provide new carrier class services while lowering capital and operating costs. This, coupled with increased bandwidth availability, has launched a whole new class of network services such as high-speed data networking access (DSL and Cable Modem), packetized voice (VoIP), virtual private networking (VPN), and guaranteed Quality of Service (QoS) data connections.

     Next-generation networks introduce new capabilities and the opportunity for new products and services. However, for carriers and service providers, new networks introduce a whole new set of problems. Many of the new network services, while having merit from a technological perspective, have been failures from a business execution standpoint. Many of these non - starts have been created by the gap between the availability of innovative communications systems technologies and the lack of a dependable operating infrastructure within which the carriers can profitably deploy these technologies. Network management, service level agreements, and network monitoring are essential to reliable carrier-class communications that enterprise customers depend on for mission-critical business communications.

     North Electric Company, Inc.'s strategy is to identify and provide solutions for some of the most challenging aspects of deploying, monitoring, and managing these advanced networks and network services. The company is in discussions with some of the largest test equipment suppliers in this sector in order to establish a long term operating, supplier, and financial relationships.

     Through North Electric Company, Inc., our focus is on creating solutions by selecting, integrating, and augmenting emergent and legacy technologies to enable both carriers and users of the communications networks to successfully deploy and guarantee the performance of these product technologies in the course of their business operations. We are developing solutions to real problems facing network operators and providers as they deploy services in the "new network".

MARKET SIZE

     The global market for next-generation communications networking products is large and growing rapidly, as evidenced by these estimates from various industry analysts:

     Worldwide revenues for next generation voice products are forecasted to total $6 billion in 2004. The voice services market is expected to grow to US$41 billion by 2005. The market for voice over broadband equipment will reach $646 million by 2004, representing a 63% CAGR over the forecast period. The North American network edge switching and routing market reached $7.6 billion in 2000, and is expected grow at a CAGR of 44% to $33 billion by 2004. IP-centric network edge equipment will account for almost 60% of equipment vendor revenues by 2004 vs. some 37% in 2000. VoIP is rapidly emerging as an alternative to the traditional telephone network, with gateway and gatekeeper revenues projected to increase from $3.7 billion last year to $12.3 billion in 2006. Enhanced and high-end bundled services and applications delivered into the home will create phenomenal growth in the residential gateway market, with revenues forecast to increase from $267 million last year to $7.1 billion by 2006 Enterprises migrating voice from traditional networks to data networks will create a $16.5 billion dollar global IP-PBX market by 2006. The market for service creation devices, which enable service providers to offer IP-based value-added network services, is expected to grow at a projected CAGR of over 90% during the 2000-2004 period. Web based VoIP communications service revenues will increase from $208 million this year to $16.5 billion by the end of 2004.
North American voice over packet industry will reach $33.9 billion by 2004. VoDSL market revenues will increase to $7.2 billion in 2005, a compound annual growth rate of 156 percent.
The IP virtual private network (VPN) services market for U.S.-based carriers will grow rapidly, from $1.28 billion in 2000 to almost $10 billion in 2005, for a CAGR of 51% in that time period.

     One example of dynamic routing protocol and traffic engineering is MPLS. MPLS is a standards-approved technology for speeding up network traffic flow and making it easier to manage. MPLS involves setting up a specific path for a given sequence of packets, identified by a label put in each packet, thus saving the time needed for a router to look up the address to the next node to forward the packet to.

As of October 2001, the following organizations had publicly announced MPLS deployments:

              AT&T                             Global One
              Ardent Communications            Global Crossing
              Aventel                          Infonet
              British Telecom                  InternetConnect
              Cable & Wireless                 Iteroute
              China Unicom                     Japan Telecom
              Concert                          Level 3
              CoreExpress                      Masergy Communications
              Digex                            NTT
              Equant                           Swisscom
              France Telecom                   UUNET/Worldcom


     This burgeoning deployment of next-generation networking technologies will require a commensurate growth in Operations Support Systems ("OSS") deployed to enable carriers to install, manage, operate, troubleshoot, and monitor these new networks. Reflecting that necessity, total North American OSS spending is predicted to grow from $20B in 2000 to $55B in 2004 (28% CAGR).

     Within that total OSS expenditure, a major segment is the Service Assurance
(SA) sector. SA systems provide the functionality to monitor the performance and health of installed networks, alert the network operator to potential or current problems, and enable the operator to troubleshoot and repair network failures. Collectively these functions enable the carrier to offer high-quality service to their subscribers with guarantees about the availability, performance, and robustness of the services. SA is the sector of the OSS market that North Electric Company is focused on serving as our starting point for building the business.

     The North American SA market sector is estimated as $3.2 billion in 2002, growing at an average rate of 23% in ensuing years to reach a size of $7 billion by 2006; the global market is roughly estimated to be twice the size of the North American market. North Electric Company estimates the portion of the market associated with the next-generation network technologies and services on which we are focused will grow to be approximately 15% of the SA sector over the next 5 years. This means that our addressable segment of the market will be approximately $2 billion by 2006.

COMPETITION

     The competitive environment in the current communications industry is very robust, with many players from many different backgrounds wrestling for their piece of the pie. In this context, North Electric Company faces a broad range of competitive threats.

     North Electric Company's competition can be best understood by considering several axes defining the OSS/SA industry space:

     Enterprise vs. Carrier - Different companies dominate the market serving enterprise or large business customers from those who serve the public network operators or carriers. North Electric Company's focus is in the carrier market segment, but on new technologies and service types which are typically first implemented and proven in the enterprise arena. Therefore, we expect to see competitive threats from both carrier SA players seeking to expand their established business into the next-generation technology areas and from enterprise SA players seeking to take their next-generation expertise from the enterprise into the carrier domain.

Datacom vs. Telecom - Different companies dominate the telecom, or telephone networking, sector of the communications networking business, and the datacom, or data/computer networking sector. North Electric Company's target market is the convergence of telecom and datacom environments in the next-generation networking world. Therefore we expect to see specialists in IP network test and monitor capabilities seeking to grow their market by adding on functionality in the carrier network infrastructure areas, and we expect to see telecom infrastructure SA players trying to expand upward into the packet-oriented data communications areas.

Test equipment vs. OSS system - The market for OSS equipment has generally been divided between the test equipment vendors, who make specialized pieces of gear designed to test particular functions in a piece of networking equipment, and the OSS vendors, who make systems to provide integrative overviews of the network status. North Electric Company is developing a hybrid TEST-OSS system enabling automation of the test equipment deployed around the network for the purpose of fault identification and localization. This puts us in the path of potential expansion from both the established test equipment vendors, seeking to move up the food chain into systems-level products, and the incumbent OSS vendors, striving to broaden their integrated control of the network beyond provisioning and monitoring to include test functionality.

Data plane vs. control plane vs. management plane - Communications networks are structured into three parallel domains of functionality: The data plane, where user data flows between network ports, the control plane, which uses signaling between network entities to control connections and services, and the management plane, which provides the administrative oversight of the network via non-realtime supervisory communications channels and processes. North Electric Company is spanning these domains with a systems approach that integrates critical functionality in each area to facilitate the profitable deployment of next-generation networking technologies. We may thus expect to encounter potential competition from any of the current participants in the individual domains.

     North Electric Company's strategy for competing in this complex environment is simple:

1)   Stay focused on our clearly defined target sector

2)   Move quickly and decisively to capitalize on our vision

3)   Partner or collaborate as appropriate to leverage our value proposition

POSITIONING AND NEAR TERM OPPORTUNITIES

     A major sub-segment of the OSS market is the Service Assurance (SA) sector. SA systems provide the functionality to monitor the performance and health of installed networks, alert the network operator to potential or current problems, and enable the operator to troubleshoot and repair network failures. Collectively these functions enable the carrier to offer high-quality service to their subscribers with guarantees about the availability, performance, and robustness of the services. SA is the sector of the OSS market that North Electric Company is focused on serving as our starting point for building the business.

     The North American SA market sector is estimated as $3.2 billion in 2002, growing at an average rate of 23% in ensuing years to reach a size of $7 billion by 2006; the global market is roughly estimated to be twice the size of the North American market. North Electric Company estimates the portion of the market associated with the next-generation network technologies and services on which we are focused will grow to be approximately 15% of the SA sector over the next 5 years. This means that our addressable segment of the market will be approximately $2 billion by 2006.

NEXT GENERATION NETWORKS

     New networking technology promises to have significant impact on the way that communications networks are deployed and operated. North Electric Company products will play a key role in the operation, management, and test of these next generation networks. Below are some brief descriptions of these
technologies  and  some  of  the  client  needs  that  we  view  as  near   term
opportunities.

DYNAMIC ROUTING

     Dynamic routing has been used for years in the Internet to automatically detect when new devices are added or deleted from the network and to route around failures in the network. Dynamic routing lowers capital expenditure and operations costs and supports new services by automating network topology updates and provisioning. Dynamic routing also provides a method for load leveling the traffic across multiple paths through the network to more efficiently use all of the network resources.

     Traditional telephone networks have required network operators to manually enter and maintain network changes in a centralized database. This is a time consuming, labor intensive, and error-prone task. Network operators lose track of network resources over time due to data entry errors and failures to update the database. These "lost" resources represent stranded capital costs to the network operators.

     Estimates are that stranded network capacity due to accumulated database errors can exceed 25% of total network capacity. Dynamic routing provides a means to automate the tracking of network resources. This provides better utilization of capital equipment and provides lower operating costs.

     Dynamic routing has its own challenges since paths through the network change automatically as capacity is used, node/link failures and restorals occur, and equipment is added or removed. This provides a challenge for network operators who need to track and understand their network configuration. Connections are no longer manually provisioned so when problems occur in the network it is necessary to troubleshoot them in a dynamic routing environment. This requires the ability to monitor dynamic changes within the network and perform tests to isolate network faults.

     North Electric Company is building solutions to the challenges of testing and monitoring dynamically routed networks.

PACKET NETWORKS

     Voice   calls  have  traditionally  been  transported  over  time  division multiplexed (TDM) networks while data has been carried over packet networks. With the explosion of data traffic and the corresponding increase in the size and speed of data networks, there has been a lot of interest generated in transporting voice calls over packet networks. Voice over packet is an evolving technology that allows voice to be transported efficiently over data networks, while providing enhanced services and eliminating the requirement for voice and data overlay networks.
     Although there are an increasing number of voice calls being transported over packet networks, TDM networks are still the dominant method of transporting voice. It is very important that calls originating on TDM networks can terminate on packet networks and vice versa. Technologies such as Voice over IP
(VoIP), Softswitch, and voice gateways make this possible.

     Interworking voice and data networks presents a unique set of challenges. Users of voice networks have grown to expect high levels of service availability and quality. These have been provided by network operators by monitoring the network and performing routine tests to detect any problems in the network with the goal of repairing any defective equipment before it affects users. Network test and monitoring is crucial to being able to provide high-quality service.

     Extensive test and monitoring capabilities exist in the voice network but the packet network has not had the same concepts of service assurance albeit the critical prerequisite to support similar levels of service to support high-quality voice telephony. An additional complicating factor is the interface node between packet and voice networks which combines both TDM and packet networks. Testing and monitoring these interfaces is necessary to isolate problems in the network and is critical to successful network operation.

     North Electric Company is building solutions to the challenges of testing and monitoring networks that provide voice services using packet and TDM technology.

OPTICAL NETWORKS

     Advances in optical networking have provided the explosion in bandwidth deployment in recent years. Dense wavelength division multiplexing (DWDM) increases the capacity of fiber optic systems by transmitting data streams on multiple wavelengths of light through an optical fiber. DWDM can provide over 150 wavelengths per fiber. It is now practical to sell individual wavelengths on the fiber to large customers or to other network providers.

     Traditionally, optical networks were manually configured and used only as elements of the telephony network. New services such as bandwidth brokering, event-based network configurations, and routing around network failures require rapid reconfiguration of the network. Optical networking equipment vendors understand this and have been working together to standardize a connection signaling mechanism (GMPLS) for optical networks. GMPLS uses dynamic routing and network signaling to configure the network.

     The dynamic nature of optical route selection and signaling presents challenges not present in a more-traditional statically provisioned network. It becomes important to monitor not just the status of the links and nodes in the network, but also the connections and their routes through the network. Fault isolation in case of element failure is complicated by the dynamic routing and signaling of the network.

     North Electric Company is building solutions to the challenges of testing and monitoring dynamically routed and signaled optical networks.

QoS

     The Internet is an example of a widely used, universally deployed packet network. The Internet has traditionally provided "best-effort" service where packets are normally successfully delivered to their destination but may be lost if the network becomes congested. Data integrity is maintained by retransmitting the lost packets.

     Best effort service works fine for many computer communications where the net effect is some additional delay in receiving the data. Additional delay is not acceptable for time-sensitive services such as voice data or time-critical control data, which require data to be delivered with a defined bandwidth and in a timely manner. The ability of the network to provide different levels of service is referred to as "Quality of Service" (QoS).

     One method of providing QoS is to build networks with excess capacity so the network is only used to a fraction of its capacity. This is very inefficient and results in much higher capital equipment cost deployment than is otherwise necessary. QoS can be provided much more efficiently by using queuing and control mechanisms within the network to optimize the use of expensive network resources. This allows next generation networks to efficiently support multiple QoS levels. Examples include best-effort service, guaranteed delivery and guaranteed delay.

     Support for multiple QoS levels presents challenges. Network resources such as available bandwidth and queuing delays must be monitored to ensure sufficient resources are available to meet the requirements of the most rigorous QoS classes. Network problems must be identified and corrected proactively in order to comply with Service Level Agreements (SLAs) between network operators and their customers.

     North Electric Company is building solutions to the challenges of ensuring compliance to SLAs for multiple QoS levels.

PACKET SIGNALING

     Efficient utilization of the network while providing high QoS levels requires that network resources be reserved when needed, to ensure their availability during periods of network congestion, and released when no longer needed. Resource reservation is performed by sending signaling messages through the network along the path used to transport the data. In TDM networks, the signaling message is necessary to cause the links to be connected into a continuous path. This is known as a connection because it connects two endpoints.

     Packet networks can use similar mechanisms to reserve bandwidth and space in equipment queues. Networks based on the Internet Protocol (IP), such as the Internet, have not needed to use signaling since they only supported best effort service. However as the Internet evolves to support QoS, it will use signaling to reserve network resources. Signaling protocols for connection control in next generation networks have been developed by the Internet Engineering Task Force (IETF). These include RSVP, CR-LDP, SIP, and MGCP.

     It is important to ensure that network resources are available for successful connection setup. It is also important to be able to trace connections through the network to be able to monitor the QoS of connections and verify service level agreement compliance. When components in the network fail, the network operator needs to know which connections (i.e. customers) have been affected and be able to rapidly isolate and correct the network failure to minimize the impact on customers.

     North Electric Company is building solutions to the challenges of verifying network connections and determining the impact of network failures on end user services.

REDUNDANCY

     An  essential  requirement for mission-critical data  networks  is  network
redundancy.   The  network  should not fail, even due  to  extraordinary  events
(tornado, cable cuts due to backhoes, equipment failure, etc.)

     Network operators that provide leased line data services provide redundancy by provisioning two circuits for every redundant data circuit (1+1 redundancy). The same data is sent down both circuits and the receiver can choose to get its data from either circuit. If one of the circuits fails, the alternate circuit is used. This switchover occurs in less than 50 milliseconds in telephony networks.

     Although 1+1 redundancy is very effective, it is very wasteful of network resources. Twice as much network bandwidth is used as is necessary to transport the data stream. An alternative approach to providing redundancy is to reserve a pool of bandwidth for all of the connections, instead of reserving twice the bandwidth for each individual connection. Since the chances of many connections failing at once is very small, the shared pool of bandwidth can provide redundancy for each connection while reducing the total network cost relative to an equivalent 1+1 network.

     Some users may still want the absolute assurance of 1+1 redundancy, but for many users the shared form of redundancy is sufficient. Since shared redundancy uses fewer network resources, it can be provided at a lower cost. This can provide a new service offering for the network operators while reducing network costs.

     Networks that use shared bandwidth reserves for redundancy must monitor the size and availability of the bandwidth pool. As network bandwidth is used or network failures occur, the remaining network bandwidth shrinks. If the bandwidth shrinks below defined minimal levels, redundancy can no longer be assured. Therefore, network operators must monitor bandwidth availability.

     North Electric Company is building network monitoring solutions to meet the challenges of deploying and managing evolving network service redundancy mechanisms.

SUMMARY

     North Electric Company is developing Test OSS solutions for next-generation networks and technologies, a newly emerging arena that is not currently being served by the other participants in the communications industry. Our product family addresses urgent needs of communications network providers for convergence of fault management, performance management, service level agreement management, and test management, into integrated, automated service assurance solutions. The market segment addressed by our solutions is estimated to grow to approximately $2 billion in annual product sales by 2006, out of a total OSS market predicted to be $85B by 2006. North Electric Company is well positioned to access this market through partnerships with industry leaders in the segment. We believe that our solutions will enable us to capture a leadership position and substantial market share within that $2 billion sector.


EMPLOYEES

     As of the date of this prospectus we and our subsidiaries (including North Electric Company) had hired a total of thirteen people who were either employees or independent contractors. Of these, nine were focused on product engineering and development and four served in administrative and senior management capacities. Current staff has been reduced to three.

     We presently have no labor union contract between us and any union and we do not anticipate unionization of our personnel in the foreseeable future. We believe our relationships with these employees and independent contractors is good.

DESCRIPTION OF PROPERTY

     We lease approximately 5000 square feet of general office space at 1000 St. Albans, Raleigh, N.C. used as our principal executive offices. The lease has a 12 month term that commenced on January 1, 2002 and that renews on December 31, 2002 and provides for monthly rent of $ 7500.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND/FINANCIAL DISCLOSURE.

      We have had no disagreements with our accountants on accounting and financial disclosure.


MANAGEMENT

Directors and Executive Officers

     Our directors, executive officers and key employees are as follows:


Name            Age   Position                                  Director Since
-------------   ---   ---------------------------------------   --------------
Andrew Benson   47    President, Chairman of the Board          1999

Dan Ference     54    President & COO, North Electric Company


      Each of our directors holds his position until the next annual meeting of shareholders or until his successor is duly elected and qualified.

Andrew Benson, President. Mr. Benson has served as our President since inception. He was formerly the President & CEO of Video Sentry Corporation, a business that developed and manufactured the SentryVision CCTV System. Mr. Benson holds a patent for this product and technology invention. Video Sentry Corporation was founded and incorporated in 1990 and introduced its line of SentryVision systems into the marketplace in 1992. The corporation launched its IPO in October 1994.

VideoSentry Corporation was merged with Knogo North America in February 1997, forming a new corporation named Sentry Technology Corporation. Mr. Benson worked with Sentry Technology Corporation as a consultant until December 1998. At that time Mr. Benson joined Georgetown Ventures LLC, which funded the formation of DataMEG in January 1999.

Rex Hester, Chairman & CEO, North Electric Company, Inc. Mr. Hester has over 30 years experience in product management, sales and marketing, consulting, and business and strategic planning. After twenty-one years of service with ITT in various senior management capacities, Mr. Hester left the company and co-founded Protocol Technologies, Inc (PTI) to design, develop, and market a product family called MGTS (Message Generator / Traffic Simulator). MGTS was a very successful product offering for SS7 network performance test, equipment test and acceptance. PTI was sold to Tekelec, Inc (TKLC: Nasdaq) in 1988 and the MGTS technology became the core of both Tekelec's Eagle STP product family and the foundation for several of Tekelec's protocol performance test and monitor products. Since the sale of PTI, Mr. Hester has consulted in the area of Mergers and Acquisitions for several large telecommunications companies. Mr. Hester also has a patent application involving next generation communication networks.

Dan Ference, President & COO, North Electric Company, Inc. Mr. Ference has over 27-years experience in the communications industry with various voice and data products and technologies including almost 20-years managing R & D programs. >From May 1994 to June 2001, Mr. Ference was Vice President of Fujitsu Network Communications' Raleigh, NC Development Center, where he was responsible for overall Development Center Operations and the Network Management and related Network Element development programs. Prior to this, his career included serving at: Bell Laboratories in various design and management capacities; ITT Network Systems as Technical Director responsible for all transmission and switching development; CIT - Alcatel, as Vice President of Engineering Planning & Services responsible for all systems engineering and advanced technology activities associated with their advanced digital switch product and Nortel, Inc. as Assistant Vice President of Switching Development responsible for various aspects of their DMS Digital Switch Development. Mr. Ference holds a BS degree from Penn State University and an MS degree from Ohio State University both in Electrical Engineering.

     During the past five years, no Director, executive officer, nominee, or significant employees have been convicted in a criminal proceeding or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Directors' Remuneration

     Our directors are presently not compensated for serving on the board of directors.

Executive Compensation:  Employment Agreements

     We have not entered into any employment agreements as of the date of this prospectus

Summary Compensation Table

      The following table sets forth the total compensation paid to or accrued for the years ended December 31, 2001 and 2000 and the period from January 13, 1999 (date of inception of DataMEG Corporation) through December 31, 1999 to our Chief Executive Officer and our other most highly compensated executive officers who were serving as executive officers at the end of our last fiscal year.

Annual Compensation


Name  and                                Other     Restri    Securit                All
Principal                                Annual    cted      ies          LTIP      Other
Position      Year    Salary     Bonus   Compen-   Stock     Underlying   Payouts   Compen-
                                         sation    Awards    Options(1)             sation
---------     ----    -------    -----   ------    ------    ----------   ------    -------
Andrew        2001    237,865     0       0         0         0           0         0
Benson,
President
              2000    432,000     0       0         0         187,500     0         0

              1999    280,500     0       0         0         0           0         0

Reggie        2001    180,727     0       0         0         0           0         0
Phillips
(2)

              2000    432,000     0       0         0         187,500     0         0

              1999    240,500     0       0         0         0           0         0

John          2001    159,274     0       0         0         0           0         0
Cairns
              2000    120,000     0       0         0         187,500     0         0

              1999     53,063     0       0         0         0           0         0
---------     ----    -------    -----   ------    ------    ----------   ------    -------


  (1) All options were used to acquire unrestricted stock in salary in cash and unrestricted stock and no options remained outstanding at December 31, 2000. The options do not represent any additional compensation beyond that which is disclosed in the column "Salary In Cash and Unrestricted Stock."

  (2) Mr. Phillips resigned from the company on March 31, 2001. He is still a significant shareholder.

Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year to any officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information about the beneficial ownership of our common stock as of the date of this prospectus by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

                             Number of   Percent       bPercent
Name and Address of          Shares      Before        After
Beneficial Owner(1)          Owned       Offering(2)   Offering(3)
-------------------          ---------   -----------   -----------
Andrew Benson               14,019,822     15.65%        9.38%
1000 Saint Albans Dr.
Suite 210
Raleigh, NC 27609

Reggie and/or
Deidre Phillips              5,621,771      5.64%        4.50%
1203 Watervale Court
Pasadena, MD 21122

John Cairns                  3,967,657      3.98%        3.21%
1000 Saint Albans Dr.
Suite 210
Raleigh, NC 27609

Rex Hester                   7,650,000      7.68%        6.19%
367 Roscoe Rd.
Bear Creek, NC 27207

Dan Ference                  2,850,000      2.59%        2.30%
3620 Eden Croft Dr.
Raleigh, NC 27612

All Directors and
Executive Officers          14,019,822     15.65%        9.38%
as a Group (1 person)



(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(2)   Based on shares outstanding as of September 13, 2002.

(3) Assumes the sale of all shares registered hereunder which are underlying our outstanding options and warrants.

SELLING SHAREHOLDERS

The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of September 13, 2002. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.


                                        Ownership of                                                Ownership of
                                        Common Stock                            Number of           Common Stock
                                        Prior to Offering                       Shares offered      After Offering(3)
Selling Shareholder                     Shares(1)               Percent(2)      Hereby              Shares    Percent
-----------------------------------     -----------------       ----------      --------------      -----------------
QAT                                      5,500,000                   5.52       5,500,000               0       *
LaJolla Cove Investors Inc.              5,000,000                   5.00       5,000,000               0       *
Andrew Benson(4)                        14,019,822                  15.65       3,272,727      10,747,095     9.38
James Dodrill                            1,800,000                   1.80       1,000,000         800,000       *
Taylor Dean Dastvan                      1,000,000                   1.00       1,000,000               0       *
BJG Holdings, LLC                          600,000                      *         600,000               0       *


  -     Indicates less than 1%


  (1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

  (2)  Based upon the number of shares outstanding on September 13, 2002.

  (3)  Assumes the sale of all shares registered by this registration statement.

  (4)  Mr. Benson is our President and sole director.

 CERTAIN TRANSACTIONS

      As of June 30, 2002, the Company was indebted to an officer and stockholders in the amount of $50,000 for expenses incurred on behalf of the Company and unpaid compensation.

        As of December 31, 1999 the Director was indebted to the Company in the amount of $25,700. As of December 31, 1999, the Director was indebted to the Company in the amount of $347,014 related to stock subscriptions receivable. As of December 31, 1999, other significant employees were indebted to the Company in the amount of $306,983 related to stock subscriptions receivable. These debts have been satisfied.

           As of December 31, 1999 the Company had notes receivables from three stockholders related to issuances of the Company's stock. As of December 31, 2000, there were no amounts due from stockholders other than the Director and significant employees.

           In 2000, a member of the Director's immediate family was hired on a temporary basis to assist with administrative duties. Total compensation paid to this individual was $6,240.

      In December 2001 our President guaranteed a loan to us from a third party in the principal amount of $120,000. As part of this guarantee he pledged 3,272,727 shares of DataMEG common stock that he owned. These shares have been transferred to the maker of the loan as partial repayment for the loan. We have agreed to issue our President replacement shares equal to the number pledged. These shares are being registered as part of this registration statement.


PLAN OF DISTRIBUTION

          The selling stockholders have advised us that the sale or distribution of DataMEG common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling stockholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of any of the shares of common stock we are able to sell and from the exercise of any warrants.

          The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of DataMEG while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     MARKET PRICE OF COMMON STOCK

      Our common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "DTMG" since September 19, 2000. From July 1, 2000 to September 18, 2000 our common stock was listed on the Bulletin Board under the symbol "VIOL." On August 23, 2002, the closing bid price as reported by the Electronic Bulletin Board was $0.026.

      The following table sets forth the high and low bid prices for the Common Stock as reported on the Electronic Bulletin Board for each quarter since July 2000 for the periods indicated. Such information reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.

                                                         Low       High
VIOL:                                                   ------    ------
July 1, 2000 through September 18, 2000                 $1.375    $4.00

DTMG:
September 19, 2000 through September 30, 2000           $1.437    $2.56
October 1, 2000 through December 31, 2000               $0.531    $4.56
January 1, 2001 through March 31, 2001                  $2.00     $4.50
April 1, 2001 through June 30, 2001                     $0.40     $2.65
July 1, 2001 through September 30, 2001                 $0.30     $1.59
October 1, 2001 through December 31, 2001               $0.51     $0.10
January 1, 2002 through March 31, 2002                  $0.05     $0.12
April 1, 2002 through June 30, 2002                     $0.01     $0.06

                           DESCRIPTION OF SECURITIES

Common Stock

      Our Articles of Incorporation authorize the issuance of 125,000,000 shares of common stock, $0.01 par value per share. Of this amount, 89,530,558 are currently issued and outstanding. Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock

     Our Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, $0.01 par value per share, the designation and rights of which are to be determined by our Board of Directors. As of the date of this Registration Statement, 4,150,000 shares of Preferred Stock are issued and outstanding.

      Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. Our Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

      The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

      We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Class A Convertible Preferred Stock

      We have authorized and issued 4,000,000 shares of Class A Preferred Stock ("Class A Preferred"). The Class A Preferred has identical rights to our common stock, including the right to vote as a single class with our Common Stock at a rate of one vote per share of Class A Preferred. The Class A Preferred is convertible into shares of our Common Stock at a ratio of two shares of Common Stock for each share of Class A Preferred. One half of the shares of Class A Preferred are convertible immediately and the remaining shares are convertible upon completion, to the satisfaction of DTMG management, of a fully-operational CAS product prototype.

Class B Convertible Preferred Stock

      We have authorized and issued 150,000 shares of Class B Preferred Stock ("Class B Preferred"). The Class B Preferred has identical rights to our common stock, including the right to vote as a single class with our Common Stock at a rate of one vote per share of Class B Preferred. The Class B Preferred is convertible into shares of our Common Stock at a ratio of twenty shares of Common Stock for each share of Class B Preferred. One half of the shares of Class B Preferred are convertible immediately and the remaining shares are convertible upon completion, to the satisfaction of DTMG management, of a fully-operational CAS product prototype.


Warrants

      We presently have 22,000,000 warrants outstanding, 2,000,000 of which are held by Quantum Advanced Technologies, Inc. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $1.13 and after they are vested are exercisable until the date three years after filing of this prospectus with the Securities and Exchange Commission. The warrants vest as follows: (a) 667,000 warrants vested on October 11, 2001, (b) 667,000 will vest on October 11, 2002, and (c) 666,000 warrants will vest on October 11, 2003. Under certain circumstances, including a sale of all of our assets, the warrants would vest immediately.

      An additional 10,000,000 warrants are held by Lajolla Cove Investors, Inc. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share equal to the lesser of: a) $0.05; or b) 70% of the average of the three lowest prices of the Common Stock during the 20 trading days prior to exercise. These warrants are exercisable until the date two years after the Securities and Exchange Commission declares effective the registration statement registering the shares underlying the warrants.

      An additional 5,000,000 warrants are held by each of Hickey Hill Partners, LLC and Miami Associates, LLC. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share equal to 70% of the lowest closing bid price of our common stock for the three trading days following the date the options are excercised or the five days preceding the
date  on  which the options are excercised.    These  warrants  are exercisable
over a period of six months following the date the Securities and Exchange Commission declares effective the registration statement registering the shares underlying the warrants.

      Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the warrant holders may be precluded from exercising the warrants. There can be no assurance that we will not be prevented by financial or other considerations from maintaining a current prospectus. Any warrant holder who does not exercise prior to the expiration date will forfeit the right to purchase the common stock underlying the warrants, and after the expiration date, any outstanding warrants will become void and be of no further force or effect, unless extended by our Board of Directors.

      The  number  of  shares  of common stock that may be  purchased  with  the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification or our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights as our shareholders.

      We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors. Any extension of the term and/or reduction of the exercise price of the warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 14E-4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants. The warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of our common stock.

Transfer Agent

      The transfer agent for the common stock is Fidelity Stock Transfer Company of Salt Lake City, Utah and its telephone number is 801-484-7222.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

       Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of New York, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of DataMEG, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


                         LEGAL MATTERS

     The legality of the shares offered hereby will be passed upon for us by The Law Office of James G. Dodrill II, PA, Boca Raton, FL 33496

                            EXPERTS

The consolidated financial statements of DataMEG Corp. and Subsidiaries as of December 31, 2000 and December 31, 2001 incorporated herein have been so incorporated in reliance upon the report of Hoffman, Fitzgerald & Snyder, P.C., independent certified public accountants, given upon their authority as experts in auditing and accounting. With respect to the interim unaudited financial information for the period ended June 30, 2002 incorporated herein, the independent public accountants have not reviewed or audited such information and do not express an opinion or any other form of assurance on that interim financial information. The independent certified public accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 with respect to this interim financial information.

The legality of the shares offered hereby will be passed upon for us by The Law Office of James G. Dodrill II, PA, Boca Raton, FL 33496.



                WHERE YOU CAN FIND MORE INFORMATION


      We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to DataMEG Corp. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at DataMEG Corp., 1000 St. Albans Drive, Suite 210, Raleigh, NC 27609-7348 Attention: Andrew Benson, President.

      We will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the
Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)

                  Consolidated Financial Statements
                         For the Years Ended
                      December 31, 2000 and 2001
                  With Independent Auditors' Report

                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)
                  Consolidated Financial Statements
            For the Years Ended December 31, 2000 and 2001
                  With Independent Auditors' Report


CONTENTS                                                PAGE

Independent Auditors' Report                            F-1

Consolidated Financial Statements:

Balance sheets                                          F-2

Statements of operations                                F-3

Statements of stockholders' equity (deficit)            F-4

Statements of cash flows                                F-6

Notes to Consolidated Financial Statements              F-7- F-18

                     INDEPENDENT AUDITORS' REPORT


              TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
           DATAMEG CORP., (A DEVELOPMENT STAGE ENTERPRISE),
                            Charlotte, NC

         We have audited the accompanying consolidated balance sheets of DATAMEG CORP. AND SUBSIDIARIES, (a development stage enterprise), (the "Company") as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DATAMEG CORP. AND SUBSIDIARIES, as of December 31, 2000 and 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note P to the financial statements, the Company has suffered a significant loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note P. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hoffman, Fitzgerald & Snyder, P.C.
    ----------------------------------
    Hoffman, Fitzgerald & Snyder, P.C.


McLean, Virginia
March 25, 2002

                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)
                     Consolidated Balance Sheets


                                                                                           December 31,         December 31,
                                                                                              2000                 2001

ASSETS

CURRENT ASSETS:
        Cash                                                                          $            15         $       6,932
                        Total current assets                                                       15                 6,932

PROPERTY AND EQUIPMENT, net                                                                    51,124                13,231

OTHER ASSETS:
        Patents                                                                               111,694               127,274
        Deposits                                                                               11,236                12,486
                        Total other assets                                                    122,930               139,760

                                                                                      $       174,069         $     159,923


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
        Capital lease obligation                                                      $        11,138         $      10,838
        Promissory note                                                                             -               568,382
        Accounts payable and accrued expenses                                                 697,370               478,167
        Due to stockholders and officers                                                            -                21,616
        Convertible subordinated debentures                                                    25,000                25,000
                        Total current liabilities                                             733,508             1,104,003

LONG TERM LIABILITIES:
        Liability for stock to be issued                                                    1,208,905                   809

                        Total liabilities                                                   1,942,413             1,104,812


MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                                        -                   667

COMMITMENTS AND CONTINGENCIES                                                                       -                     -

STOCKHOLDERS'  EQUITY (DEFICIT):
        Preferred stock, $.01 par value, 5,000,000 shares
                authorized, none issued or outstanding                                              -                     -
        Common stock, $.01 par value; 75,000,000 shares
                authorized 35,235,402  and 40,639,821 shares issued and out-
                standing at December 31, 2000 and December 31, 2001, respectively             352,354               406,398
        Additional paid-in capital                                                          6,213,690             9,185,817
        Common stock subscriptions receivable                                                (656,251)                  (56)
        Common stock options granted and not exercised                                        152,341               169,890
        Pre-paid financing costs                                                                    -              (140,250)
        Accumulated deficit during development stage                                       (7,830,478)          (10,567,355)
                        Total stockholders' equity (deficit)                               (1,768,344)             (945,556)

                                                                                      $       174,069         $     159,923


The accompanying notes are an integral part of these consolidated financial statements.


                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)
                Consolidated Statements of Operations


                                                                                                            Cumulative
                                                                 For the              For the              from inception
                                                                 year ended           year ended         (January 13, 1999)
                                                                 December 31,         December 31,      to December 31, 2001
                                                                 2000                 2001                   (unaudited)


REVENUE                                                         $         -        $           -       $                  -

OPERATING EXPENSES:
        Research and development                                    493,604              612,154                  1,275,080
        General and administrative                                6,282,072            2,037,602                  9,205,810

                Total operating expenses                          6,775,676            2,649,756                 10,480,890

        Loss from operations                                     (6,775,676)          (2,649,756)               (10,480,890)

OTHER INCOME (EXPENSES):
        Realized gain on sale of securities                               -                    -                      8,530
        Loss on acquisition fee                                           -              (73,950)                   (73,950)
        Loss on disposal of property & equipment                          -               (1,058)                    (1,058)
        Interest income                                                   -                  210                        210
        Interest expense                                             (7,874)             (12,323)                   (20,197)
                Total other income (expenses)                        (7,874)             (87,121)                   (86,465)

NET LOSS BEFORE BENEFIT FOR
        INCOME TAXES                                             (6,783,550)          (2,736,877)               (10,567,355)

        Benefit for income taxes                                          -                    -                          -

NET LOSS                                                        $(6,783,550)       $  (2,736,877)      $        (10,567,355)

Net loss per common share
        (basic and diluted)                                     $     (0.21)       $       (0.08)      $              (0.33)

Weighted average number of common
        shares outstanding                                       31,827,392           33,245,571                 32,183,717


The accompanying notes are an integral part of these consolidated financial statements.


                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)
      Consolidated Statements of Stockholders' Equity (Deficit)

                                                                                                               Common
                                                                                                               Stock
                                                  Shares             Common            Additional           Subscriptions
                                                Outstanding          Stock           Paid-in Capital         Receivable


Balance, January 13, 1999                    $            -       $          -       $             -        $          -

Stock issuances                                   2,182,803             21,828             1,026,079                   -
Stock issuance in lieu of cash
        for compensation                         27,471,040            274,710              (162,210)            (31,300)
Net loss (comprehensive net loss)                         -                  -                     -                   -

Balance, December 31, 1999                   $   29,653,843       $    296,538       $       863,869        $    (31,300)

Stock issuances                                      46,784                468               695,232                   -
Stock issuances in lieu of cash
        for compensation                          1,905,000             19,050             4,607,338            (622,696)
Conversion of debentures                             38,000                380                94,610                   -
Stock options, exercised
        for cash                                    174,588              1,746                15,713              (2,255)
Stock options granted                                     -                  -                     -                   -
Post share exchange adjustment                      117,180              1,172                (1,172)                  -
Share exchange                                    3,300,007             33,000               (61,900)                  -
Net loss (comprehensive net loss)                         -                  -                     -                   -

Balance, December 31, 2000                   $   35,235,402       $    352,354       $     6,213,690        $   (656,251)

Stock issuances                                      33,308                333                92,067                   -
Stock issuances in lieu of cash
        for compensation                          5,300,515             53,005             2,852,524                   -
Conversion of debentures                              7,996                 80                19,920                   -
Stock subscriptions receivable
        reductions                                        -                  -                     -             656,195
Stock options granted and exercised                  62,600                626                 5,635                   -
Stock options expired                                     -                  -                 1,981                   -
Net loss (comprehensive net loss)                         -                  -                     -                   -

Balance, December 31, 2001                   $   40,639,821       $    406,398       $     9,185,817        $        (56)

The accompanying notes are an integral part of these consolidated financial statements.


                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)
      Consolidated Statements of Stockholders' Equity (Deficit)
                             (Continued)

                                                                                                Deficit
                                                 Common                                       Accumulated
                                              Stock options                                     During
                                               Granted and            Pre-paid                Development
                                              not exercised        Financing Costs              Stage                    Total


Balance, January 13, 1999                    $          -          $          -           $            -          $            -

Stock issuances                                         -                     -                        -               1,047,907
Stock issuance in lieu of cash
        for compensation                                -                     -                        -                  81,200
Net loss (comprehensive net loss)                       -                     -               (1,046,928)             (1,046,928)

Balance, December 31, 1999                   $          -          $          -           $   (1,046,928)         $       82,179

Stock issuances                                         -                     -                        -                 695,700
Stock issuances in lieu of cash
        for compensation                                -                     -                        -               4,003,692
Conversion of debentures                                -                     -                        -                  94,990
Stock options, exercised
        for cash                                        -                     -                        -                  15,204
Stock options granted                             152,341                     -                        -                 152,341
Post share exchange adjustment                          -                     -                        -                       -
Share exchange                                          -                     -                        -                 (28,900)
Net loss (comprehensive net loss)                       -                     -               (6,783,550)             (6,783,550)

Balance, December 31, 2000                   $    152,341          $          -           $   (7,830,478)         $   (1,768,344)

Stock issuances                                         -                     -                        -                  92,400
Stock issuances in lieu of cash
        for compensation                                -              (140,250)                       -               2,765,279
Conversion of debentures                                -                     -                        -                  20,000
Stock subscriptions receivable
        reductions                                      -                     -                        -                 656,195
Stock options granted and exercised                19,530                     -                        -                  25,791
Stock options expired                              (1,981)                    -                        -                       -
Net loss (comprehensive net loss)                       -                     -               (2,736,877)             (2,736,877)

Balance, December 31, 2001                   $    169,890          $   (140,250)          $  (10,567,355)         $     (945,556)

The accompanying notes are an integral part of these consolidated financial statements.


                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)
                Consolidated Statements of Cash Flows


                                                                                                                  Cumulative
                                                                          For the             For the           from inception
                                                                          year ended          year ended     (January 13, 1999) to
                                                                          December 31,        December 31,     December 31, 2001
                                                                          2000                2001                (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                         $  (6,783,550)     $   (2,736,877)     $  (10,567,355)
        Adjustments to reconcile net loss to net
                cash provided by (used in) operating activities:
                Depreciation                                                    21,338              24,041              54,378
                Stock issued, or to be issued, in lieu of
                        cash for professional services                       4,272,829           1,563,608           5,947,768
                Stock issued to officers for reimbursement
                        of corporate expenses or compensation                  798,003             693,778           1,491,781
                Stock options issued in lieu of cash for
                        professional services                                  152,341              17,549             169,890
                Property and equipment given in lieu of cash
                        for professional services                                    -              15,475              15,475
                Realized gains on sales of investments                               -                   -              (8,530)
                Loss on acquisition fee                                              -              73,950              73,950
                Loss on disposal of property                                         -               1,058               1,058
                Changes in assets and liabilities
                        affecting operations:
                                Employee advances                                  267                   -                   -
                                Prepaid expenses                                56,667                   -                   -
                                Due from stockholder and officer                25,700                   -                   -
                                Accounts payable and accrued
                                        expenses                               611,231            (219,203)            478,106
                                Promissory Note                                      -             568,382             568,382
                                Due to stockholders and officers               (57,593)             21,616              21,616
                                        Net cash provided by (used in)
                                                operating activities          (902,767)             23,377          (1,753,481)

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of property and equipment                                     (8,699)               (533)            (39,454)
        Payments for intangible assets                                         (20,063)            (15,580)           (127,274)
        Payments for security deposits                                          (7,522)             (1,250)            (12,486)
        Purchases of investments                                                     -                   -             (20,000)
        Sales of investments                                                         -                   -              28,530
                                        Net cash used in investing
                                                activities                     (36,284)            (17,363)           (170,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from loan from shareholder                                     26,000                   -              26,000
        Repayment of loan from shareholder                                     (26,000)                  -             (26,000)
        Repayment of capital lease obligations                                 (15,577)               (300)            (31,702)
        Net proceeds from issuance of stock                                    813,623               1,203           1,822,809
        Proceeds from issuance of debentures                                   139,990                   -             139,990
                                        Net cash provided by financing
                                                activities                     938,036                 903           1,931,097

NET CHANGE IN CASH                                                              (1,015)              6,917               6,932

CASH, BEGINNING OF PERIOD                                                        1,030                  15                   -

CASH, END OF PERIOD                                                      $          15      $        6,932      $        6,932

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
                Financing of property and equipment
                        with capital lease                               $      21,216      $            -      $       42,540
                Issuance of stock in exchange for notes
                        receivable                                       $     624,951      $            -      $      656,251
                Issuance of stock in exchange for
                        notes payable                                    $     114,990      $            -      $      114,990
                Stock issued as a reduction of the liability for
                        stock to be issued                               $           -      $    1,208,096           1,208,096
                Stock issued in lieu of pre-paid financing               $           -      $      140,250      $      140,250

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:
                Interest paid                                            $       6,612      $            -      $        6,612

The accompanying notes are an integral part of these consolidated financial statements.


                    DataMEG Corp. and Subsidiaries
                   (A Development Stage Enterprise)

              Note to Consolidated Financial Statements


A. BASIS OF PRESENTATION AND ORGANIZATION

         DataMEG Corp., a development stage enterprise, (the "Company"), was incorporated in the State of Virginia in January 1999. The Company is a technology development enterprise focused on introducing to the marketplace a technology it has developed, which it has termed Communications Acceleration
System (CAS). CAS is a high- speed data transmission processor that uses, primarily, Plain Old Telephone Service (POTS) as the communication medium to interface between the transmission source and the receiving entity.

        In August 2000, the DataMEG Corporation (the "Subsidiary") consummated a share exchange with a public shell company, the Viola Group, Inc. that has since changed its name to DataMEG Corp. (the "Parent"). In the share exchange the Subsidiary exchanged all its outstanding shares for 90% of the issued and outstanding voting common stock of the Parent. As a result of the transaction, the pre-exchange stockholders of the Parent owned in the aggregate, 3,300,007 shares as of the date of the share exchange. The pre-exchange stockholders of the Subsidiary owned, as a result of the share exchange, 90% of the issued and outstanding common stock of the Parent, equaling approximately 29,700,627 shares as of the date of the share exchange. In addition, the Subsidiary was required to pay consulting fees totaling $250,000 to an officer of the Parent and assume tax liabilities totaling approximately $30,000. As a result of the merger, the Subsidiary became the operating company. These financial statements reflect those of the Subsidiary, with adjustments to reflect the changes in equity structure resulting from the share exchange. All references in the accompanying financial statements to the number of common shares have been restated to reflect the share exchange.

        On September 13, 2001 the Company created CAS Communications, Inc. ("CAS Comm"), a new entity to be used for the licensing, distribution, and manufacture outsourcing of the Company's CAS technology. The Company continues to own the intellectual property but the CAS Comm received an exclusive license. CAS Comm issued 6,666,666 shares to a minority owner and 20,000,000 shares to the Company, which represent 75% ownership of CAS Comm with the minority owner owning the remaining 25%, which is reflected in the accompanying consolidated balance sheet as minority interest in consolidated subsidiary. The Company intends to distribute on a pro-rata basis the 20,000,000 shares to Company shareholders in 2002.

         On December 11, 2001 the Company created DataMEG Acquisition Corp. 1 ("DAC 1"), Inc., a wholly-owned subsidiary to be used to facilitate the merger of an acquisition which will be finalized in 2002.

         The Company operates under the name of DataMEG Corp. and trades under the symbol DTMG on the OTC-BB.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements present the consolidation of the financial statements of DataMEG Corp., its wholly-owned subsidiary, DataMEG Corporation, its majority-owned subsidiary, CAS Comm and its wholly-owned subsidiary, DAC 1. Material inter-company transactions and balances have been eliminated in the consolidation.

BASIS OF ACCOUNTING - The accounts of the Company are maintained on the accrual basis of accounting whereby revenue is recognized when earned, and costs and expenses are recognized when incurred.

USE OF ESTIMATES - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation and amortization is determined using the straight-line method over estimated useful lives ranging from three to five years.

INTANGIBLE ASSETS - Intangible assets consisted of costs incurred related to a pending patent as of December 31, 2000 and 2001. Patent costs are amortized over seventeen years using the straight-line method. For the years ending December 31, 2000 and 2001, no amortization expense related to patents was recorded since the patent is still pending. The company does not believe that there exists an impairment to this asset.

ADVERTISING - Advertising costs are charged to operations as incurred. For the year ending December 31, 2000, amounts charged to operations were $2,000 and there were no advertising costs for the year ending December 31, 2001.

SOFTWARE DEVELOPMENT COSTS - Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. Costs incurred by the Company between the completion of technological feasibility and general release have been insignificant and have been charged to expense in the accompanying consolidated financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value of cash, notes receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

INCOME TAXES - The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated depreciation methods to calculate depreciation expense for income tax purposes.

STOCK-BASED COMPENSATION - The Company follows guidance provided in SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the grant date. SFAS No. 123 permits companies to account for stock-based compensation based on provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company has elected to account for its stock based compensation in accordance with APB 25 which uses the intrinsic value method. The Company accounts for all other issuances of equity instruments in accordance with SFAS No. 123.

NET LOSS PER COMMON SHARE - The Company reports basic and diluted earnings per share ("EPS") according to the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by any convertible preferred dividends; the after-tax amount of interest recognized in the period associated with any convertible debt; and any other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding.

CAPITAL STRUCTURE - SFAS No. 129, "Disclosure of Information about Capital Structure," requires a summary presentation of the pertinent rights and privileges of the various securities outstanding. The Company's outstanding stock is completely comprised of voting common stock. There are no other rights or privileges to disclose.

COMPREHENSIVE INCOME - SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Entities that do not have items of other comprehensive income in any period presented are not required to report comprehensive income, accordingly the Company has not made any such disclosure in the statements presented herein.

SEGMENT INFORMATION - SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." requires public enterprises to report certain information about operating segments, including products and services, geographic areas of operations, and major customers. The Company has determined that it does not have any separately reportable business segments for years ending December 31, 2000 and 2001.

DERIVATIVES INSTRUMENTS AND HEDGING ACTIVITIES - In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The FASB has recently issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities- Deferral of Effective Date of FASB Statement No. 133." The Statement defers the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations.

NEW ACCOUNTING PRONOUNCEMENTS:

BUSINESS COMBINATIONS - In June 2001, the FASB issued SFAS No. 141, "Business Combinations." It supersedes preexisting accounting and reporting standards for business combinations. It requires that all business combinations defined within the scope of the Statement be accounted for using only the purchase method as opposed to the pooling-of-interest method, a previously approved alternative for accounting and reporting business combinations. These provisions of this Statement apply to all business combinations initiated after June 30, 2001 or for which the acquisition is July 1, 2001 or later. Management has not concluded an acquisition since July 1, 2001, however these provisions would apply to any future acquisitions.

GOODWILL AND OTHER INTANGIBLE ASSETS - In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." It supersedes preexisting accounting and reporting standards for intangible assets. It requires that intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) that have indefinite useful lives should no longer be amortized on an annual basis but instead be annually evaluated for impairment. It also removes the constraint of an arbitrary ceiling of 40 years for the amortization of intangible assets with finite lives. Required disclosures include information about goodwill and intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this Statement are to be reported as resulting from a change in accounting principle. Management has not acquired goodwill or intangible assets after June 30, 2001 and intends to implement this Statement on January 1, 2002.

ASSET RETIREMENT OBLIGATIONS - In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirements costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The effective date of SFAS No. 143 is for fiscal years beginning after June 15, 2002. Management believes that the adoption of this standard will not have a material effect on the Company's financial position or results of operations.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS - In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." It supersedes and amends preexisting accounting and reporting standards for the impairment or disposal of long-lived assets. This statement resolves implementation issues related to the impairment loss recognized by removing goodwill from its scope, gives additional guidance in measuring that loss, and establishes a "primary-asset" approach to determine the unit of accounting for a long-lived asset to be held and used. It also requires that a long- lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spinoff, be considered held and used until disposed of. Furthermore, the statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. The effective date of SFAS No. 144 is for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years and the provisions are generally to be applied prospectively. Management believes that the adoption of this standard will not have a material effect on the Company's financial position or results of operations.


C. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

                                     2000         2001
                                   -------      -------
Equipment                          $77,468      $52,008
Furniture                            3,481        1,640
Computer software                      512            -
                                   -------      -------
                                    81,461       53,648

Less: accumulated depreciation     (30,337)     (40,417)
                                   -------      -------
Property and equipment, net        $51,124      $13,231
                                   =======      =======

         Depreciation expense totaled $21,338 and $24,041 for the years ended December 31, 2000 and 2001, respectively.

D. CONVERTIBLE SUBORDINATED DEBENTURES

         In July 2000, the Company issued convertible subordinated debentures totaling approximately $140,000. The terms of the debentures require interest payable at twelve percent per annum payable quarterly with a maturity date of one year from the date of advance unless mutually extended. The debentures are subordinate and junior to existing liabilities of the Company and any subsequent borrowings from banks or insurance companies. The debentures may be converted to common stock at a price of $2.50 per share at any time prior to maturity. During November and December 2000, approximately $115,000 of the convertible subordinated debentures were converted resulting in the issuance of 38,000 shares of restricted common stock and stock to be issued in the amount of $20,000 as of December 31, 2000. The remaining convertible subordinated debentures total $25,000 at December 31, 2000 and December 31, 2001. Interest accrued related to the unconverted subordinated debentures was $1,262 at December 31, 2000 and was $10,255 at December 31, 2001. The Company is in default related to payments of interest and principal at December 31, 2001.

E. DUE TO STOCKHOLDERS

         As of December 31, 2000, there were no amounts due to stockholders. As of December 31, 2001, the Company was indebted to officers and stockholders in the amount of $21,616 for expenses incurred on behalf of the Company.

F. LIABILITY FOR STOCK TO BE ISSUED

         The  Company entered into various transactions whereby the Company  was required at December 31, 2000, to issue 501,942 shares of common stock. The value of the shares of stock was based upon purchase price of shares purchased or the market value of the shares at the date of commitment for a total liability at December 31, 2000 of $1,208,905. In 2001, the Company entered into two transactions whereby the Company is required at December 31, 2001 to issue 8,085 shares of common stock. The value of the shares of stock is based upon purchase price of shares purchased or the market value of the shares at the date of commitment for a total liability at December 31, 2001 of $809.

G. PROMISSORY NOTE

         On October 29, 2001, the Company signed a Confessed Judgment Promissory Note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the Promissory Note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 the Company received a Notice of Default relating to the Promissory Note.

H. COMMON STOCK SUBSCRIPTIONS RECEIVABLE

         As of December 31, common stock subscriptions receivable consisted of the following:



                                                                           2000         2001
                                                                        --------      -------
        Receivable from ten stockholders for amounts related to
options granted November 7, 2000.  The amounts due from each
stockholder range from amounts $50 to $900.                                2,254           56

        Receivable from a shareholder and an officer for payment of employee stock options exercised on August 18, 2000 and issued on
August 18 and October 30, 2000.                                          347,014            -

        Receivable from a shareholder and an employee for payment of employee stock options exercised on August 18, 2000 and issued on
October 30, 2000.                                                        187,490            -

        Receivable from a shareholder and an employee for payment of employee stock options exercised on August 18, 2000 and issued on
August 18 and October 30, 2000.                                          119,493            -
                                                                        --------      -------

        Total                                                         $  656,251    $      56
                                                                        ========      =======

I. INCOME TAXES

The benefit for income taxes for the years ended December 31 are as follows:


                                                        2000                2001
                                                   ------------         ------------
Current                                         $             -        $           -
Deferred                                                      -                    -
                                                   ------------         ------------
Total benefit for income taxes                  $             -        $           -
                                                   ============         ============

        A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows for 2000 and 2001:

                                                        2000                  2001
                                                   ------------         ------------
Computed at the expected statutory rate         $    (2,306,000)       $    (931,000)
State income tax - net of Federal
        tax benefit                                    (407,000)            (164,000)
Less: meals and entertainment                             2,600                  600
Less: key man life insurance premiums                     9,400               (3,600)
Less: valuation allowance change                      2,701,000            1,098,000
                                                   ------------         ------------
Total benefit for income taxes                  $             -        $           -
                                                   ============         ============

Deferred tax assets and liabilities at December 31, 2000 and 2001 were as follows:

                                                        2000                  2001
                                                   ------------         ------------
        Deferred tax assets:
          Net operating loss carryforwards      $       208,000        $      99,000
          Start-up costs                              2,903,000            4,104,000
          Depreciation and amortization                   5,000               11,000
            Gross deferred tax assets                 3,116,000            4,214,000

            Valuation allowance                      (3,116,000)          (4,214,000)
                                                   ------------         ------------
        Net deferred tax assets                 $             -        $           -
                                                   ============         ============

        The net increase in the valuation allowance for the years ended December 31, 2000 and 2001 was $2,701,000 and $1,098,000, respectively. The Company has available at December 31, 2001 approximately $249,000 of unused operating loss carryforwards that may be applied against future taxable income that expire in 2019 through 2021.

J. RESEARCH AND DEVELOPMENT COSTS

         Total research and development cost were approximately $494,000 and $612,000 for the years ending December 31, 2000 and 2001, respectively.

K. RELATED PARTY TRANSACTIONS

         As of December 31, 2000, the Company had notes receivable and other receivables from several stockholders and employees related to issuances of the Company's stock (see Note H).

         The Company also had amounts due from officers and stockholders and several amounts payable to various officers and stockholders (see Note E).

         In 2000, a member of the Director's immediate family was hired on a temporary basis to assist with administrative duties. Total compensation paid to this individual was $6,240.

         During 2001 and 2002, the President, Andrew Benson, assumed personal liability and pledged personal assets as part of several financing agreements (see Note Q).

         During the third and fourth quarters of 2001, an officer and a key employee elected to waive compensation due to them under employee contracts.

L. CONCENTRATION OF CREDIT RISK

          Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash account with a commercial bank located in Virginia. Cash balances are insured by the Federal Deposit Insurance Corporation, up to $100,000 per financial institution. At December 31, 2000 and 2001, the Company had no uninsured cash balances.

M. COMMITMENTS AND CONTINGENCIES

Commitments

         As of December 31, 2001, the Company had committed to issue options to purchase approximately 513,000 shares of common stock at prices ranging from $0.24 to $3.46 per share for persons who had performed services for the Company.

         During 2000, the Company entered into an agreement with a consultant to provide certain services related to the possible sale of the Company. Pursuant to the agreement, the Company issued 680,000 shares of common stock as compensation for services rendered through December 31, 2000. Pursuant to the agreement, if a sale of the Company were completed, the Company would be obligated to pay the consultant total compensation of up to 10% of the gross consideration received in a sale.

         During October 2001, the Company entered into an agreement with a consultant to provide certain operations management services to the Company. This agreement guarantees monthly compensation in the amount of $16,667 for twelve months from October 1, 2001 and grants 300,000 stock options at a strike price of $0.24. Of the 300,000 stock options, 100,000 of these options vested on October 1, 2001, 100,000 options vest on January 1, 2002 and the remaining 100,000 options vest on February 1, 2002. If the consultant accepts an offer of employment from the Company, all then outstanding options will vest upon signing of an employment agreement.

Lease commitments

         In January 2000, the Company entered into a lease agreement for office space in Washington, DC. Terms of the lease agreement require base monthly rental payments of $3,101. The lease expires in December 2002.

        In September 2001, the Company entered into a lease agreement for office space in Charlotte, North Carolina. Terms of the lease agreement required base monthly rental payments of $1,100. The lease was amended in February 2002 decreasing the monthly rental payment to $825 for the duration of the lease. The lease expired in August 2002.

         The Company also leases communications equipment totaling $10,838 held under capital lease agreements expiring in January through July 2001 in which the Company is under default. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Amortization of assets under capital leases is included in depreciation and amortization expense.

         The minimum lease payments due under the terms of non- cancelable operating and capital leases which have initial or remaining terms in excess of one year as of December 31, 2001 are as follows:


                                                Capital    Operating
        For the years ending December 31st,     Leases     Lease
        -----------------------------------    ---------   ---------
                        2002                   $  10,838   $  44,088
                                               =========   =========

         Total rent expense for all operating leases was $33,729 and $41,280 for the years ending December 31, 2000 and 2001, respectively.

Contingencies

        During 1999, the Company entered into an agreement with a consultant for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants, contingent upon the consummation of the share exchange. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

         On September 13, 2001 the Company signed a settlement agreement with an effective date of October 11, 2001, with a plaintiff whereby both the Company and the plaintiff would settle any litigation and create, CAS Comm, a new entity to be used for the licensing, distribution, and manufacture outsourcing of the Company's CAS technology. The Company will continue to own the intellectual property but CAS Comm received an exclusive license. The Company owns 75% of the CAS Comm and the plaintiff owns the remaining 25%. As partial consideration, the plaintiff received warrants to purchase 2,000,000 of the Company's shares at an exercise price of $1.13 per share. Proceeds from the exercise of these granted warrants will flow into the Company over time in an effort to address its working capital requirements. As of the grant date, management estimates the amount of any liabilities, which may be associated with the warrants granted as part of the settlement agreement, are immaterial.

N. STOCK INCENTIVE PLAN

         In July 2000, the Company adopted a stock incentive plan. The maximum number of shares which may be awarded under the plan is 3,000,000. Any person deemed eligible by the Stock Incentive Committee may receive shares or options under the plan; option awards may be in the form of an incentive option or a non -qualified stock option. Stock options issued under the plan vest over several years, unless accelerated by the Stock Incentive Committee.

         In August and December, 2000 and May and October, 2001, the Company granted options to purchase approximately 525,000 shares of common stock at prices ranging from $.24 to $5.00 per share for consultants who had performed services for the Company. At December 31, 2001, approximately 12,000 options to purchase shares of common stock expired resulting in a decrease of $1,981 in stock options and an increase in paid in capital of $1,981. The fair value of the stock options granted to non-employees has been recorded as an expense in the Consolidated Statements of Operations and as Stock Options in the Consolidated Balance Sheets and Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 2000 and 2001 in the amount of $152,341 and $19,530, respectively. All the options are unexercised and unexercised options expire August 2002, and December 2002.

         A summary of option activity, for both employees, investors and consultants, for the two years ended December 31, is as follows:


                                                         Price Per Share
                                                         ---------------
                                 Number of            Range          Weighted
                                   Shares                            Average
                                 ---------       ---------------     --------
Outstanding, January 1, 2000             -               -            $     -
            Options granted        954,422       $  0.10 - $5.00      $  2.22
            Options exercised     (745,230)      $  0.10 - $3.30      $  2.13
            Options expired      (       -)              -                  -
                                 ---------       ---------------     --------
Outstanding, January 01, 2001      209,192       $  0.10 - $5.00      $  2.55
            Options granted        320,000       $  0.24 - $2.25      $  0.38
            Options exercised    (       -)              -                  -
            Options expired      (  11,390)      $  3.00 - $5.00      $  3.36
                                 ---------       ---------------     --------
Outstanding, December 31, 2001     517,802       $   .24 - $3.46      $  1.95
                                 =========       ===============     ========

         At December 31, 2001 the weighted average remaining life of outstanding stock options was approximately 11 months.

         The Company accounts for the fair value of its options granted to employees in accordance with APB 25. Accordingly, no compensation expense has been recognized for the options granted to employees, since the options were granted at an option price per share not less than the fair market value, as determined by the Board of Directors, at the date of grant.

         Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Corporation's net loss and net loss per share would have been increased to the proforma amounts indicated below:


                                2000            2001
Net loss
        As reported        $(6,783,550)     $(2,736,877)
        Proforma           $(6,880,702)     $(2,736,877)

Net loss per common share
        Basic and diluted
        As reported              $(.21)           $(.08)
        Proforma                 $(.22)           $(.08)

        The weighted average Black-Scholes value of options granted to employees during 2000 was $.22 per share. No options were granted to employees in 2001. The fair value of each option is estimated on the date of the grant using a type of Black-Scholes option-pricing model with the following assumptions used for grants during the year ended December 31, 2000: dividend yield of 0%, volatility of 2.739, terms varied based on the negotiated term of the options agreement, and risk-free interest rates varied based on the Treasury bond yield with a term comparable to the length of the term listed in the options agreement.

O. NET LOSS PER COMMON SHARE

         As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:


                           For the year         For the year          Cumulative from
                        ended December 31,    ended December 31,         inception
                              2000                  2001            (January 13,1999) to
                           (audited)             (audited)            December 31, 2001
                                                                        (unaudited)

Net loss
(numerator)               $ (6,783,550)         $ (2,736,877)          $ (10,567,355)

Weighted
average Share
(denominator)               31,827,392            33,245,571              32,183,717

Basic and diluted
net loss per share        $      (0.21)         $      (0.08)          $       (0.33)


         As required by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No.
128, "Earnings Per Share." Thus, options granted as of December 31, 2000 and 2001 are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive.

P. OPERATING LOSSES

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan, as outlined in its business plan. In addition, the Company used substantial amounts of working capital in funding these costs. At December 31, 2001, current liabilities exceed current assets by $1,097,071.
In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company's ability achieve its business objectives and the success of its future operations.

Q. SUBSEQUENT EVENTS

        The Company executed a merger agreement with North Electric Company, Inc ("NECI"). in Raleigh, North Carolina on December 10, 2001 and the terms of the agreement required the Company to issue 15,000,000 shares of restricted common stock to NECI shareholders and pay $400,000 to NECI's majority shareholder. Furthermore, under the merger agreement, the merger would become effective on the first date on which: (a) a Registration Statement is effective and (b) the Company had raised a pre-determined amount of funding and (c) the Company continued to fund NECI operations at a fixed monthly amount. On March 3, 2002 the Company and NECI signed an amendment to the merger agreement, which effectively waived all of the above noted conditions to the final merger and the 15,000,000 shares are expected to be issued in April 2002.

        On December 21, 2001 the Company announced the securing of an investment agreement to purchase the Company's common stock. Pursuant to the investment agreement, the Company may, at their discretion, periodically issue and sell up to 5,000,000 shares of common stock for a total purchase price not to exceed $2.5 million. The Purchase Price shall be equal to 90% of the average of the three (3) lowest closing bid prices of the Company's Common Stock during the specified period. Certain conditions may significantly limit the capital that can be raised under this investment agreement. The effectiveness of the sale of the shares under the investment agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission, which was filed in January 2002. In consideration of this agreement, the Company issued to the investor 500,000 shares of common stock on December 21, 2001, the value of which, has been recorded as pre-paid financing costs in the equity section of the balance sheet.

         Furthermore, on December 18, 2001 the Company entered into a short-term loan agreement with the same investor involved in the investment agreement discussed above, in an amount equal to $120,000. The proceeds of this short-term loan agreement were received in January 2002. Principal and interest on the loan are due April 15, 2002. Among other things, the loan is secured by approximately
3.7 million shares of the Company's stock owned and pledged by the Company's President, Andrew Benson. In consideration for this short- term loan agreement, the Company issued 1,000,000 shares of common stock on December 21, 2001, the value of which, has been recorded as pre-paid financing costs in the equity section of the balance sheet.

         On February 13, 2002, the Company entered into a stock sale agreement with an investor whereby the Company agreed to sell 5,000,000 shares of Company stock for the sum of eighty percent (80%) of the net re-sale proceeds of the stock. Based on this agreement, the Company issued 5,000,000 shares of common stock to the investor on February 14, 2002 and the investor advanced $192,500 to the Company as partial payment toward the stock on February 16, 2002. In the event that 80% of the net re-sale proceeds of the stock is below the amount previously advanced, the Company will be required to repay the difference. On March 6, 2002, certain terms related to the re-sale of the stock were amended including requiring the Company's President, Andrew Benson to accept personal liability for all the obligations of the Company under the stock sale agreement.

====================================================================

                         FINANCIAL STATEMENTS

NOTE: THE FINANCIAL STATEMENTS BELOW HAVE NOT BEEN REVIEWED BY THE PUBLIC
      ACCOUNTING FIRM RETAINED BY OUR COMPANY.


                         DataMEG Corp. and Subsidiary
                       (A Development Stage Enterprise)
                       Consolidated Financial Statements
              For the Six Months Ended June 30, 2001 and 2002
                                (unaudited)


CONTENTS                                                               PAGE

Consolidated Financial Statements:

Balance Sheets..........................................................F-19

Statements Of Operations................................................F-20

Statements Of Cash Flows................................................F-21

Notes to Financial Statements....................................F-22 - F-34




                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                          Consolidated Balance Sheets


                                                    December 31,      June 30,
                                                        2001            2002
                                                     (audited)      (unaudited)

ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                         $     6,932     $     4,768
   Total current assets                                  6,932           4,768

PROPERTY AND EQUIPMENT, net                             13,231           9,705

OTHER ASSETS:
 Due from shareholders                                       -          18,457
 Goodwill, net                                               -         530,746
 Software License                                            -         125,000
 Patents                                               127,274         127,274
 Deposits                                               12,486          19,986
   Total other assets                                  139,760         821,463

                                                   $   159,923     $   835,936


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Capital lease obligation                          $    10,838     $     8,302
 Accounts payable and accrued expenses                 478,167         965,778
 Due to stockholders and officers                       21,616          50,000
 Short-term note payable                                     -         130,711
 Convertible subordinated debentures                    25,000          25,000
   Total current liabilities                           535,621       1,179,791

LONG TERM LIABILITIES:
 Promissory Note                                       568,382         568,382
 Liability for stock to be issued                          809             809
   Total long term liabilities                         569,191         569,191

   Total liabilities                                 1,104,812       1,748,982

COMMITMENTS AND CONTINGENCIES                                -               -

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY               667             667

STOCKHOLDERS'  EQUITY (DEFICIT):
 Preferred stock, $.01 par value, 5,000,000
  shares authorized, 4,000,000 shares issued
  and outstanding at June 30, 2002                           -          40,000
 Common stock, $.01 par value; 75,000,000
  shares authorized; 40,639,821 and
  70,569,821 shares issued and outstanding
  at December 31, 2001 and June 30, 2002,
  respectively                                         406,398         705,698
 Common stock subscriptions receivable                     (56)            (56)
 Additional paid-in capital                          9,185,817       9,692,324
 Stock options                                         169,890         169,890
 Deferred financing costs                             (140,250)        (46,750)
 Accumulated deficit                               (10,567,355)    (11,474,819)
   Total stockholders' equity (deficit)               (945,556)       (913,713)

                                                   $   159,923     $   835,936

The accompanying notes are an integral part of these consolidated financial statements.

                         DataMEG Corp. and Subsidiaries
                        (A Development State Enterprise)
                     Consolidated Statements of Operations


                             For the Three    For the Three    For the Six     For the Six       Cumulative
                              Months Ended    Months Ended     Months Ended    Months Ended     from inception
                               June 30,        June 30,         June 30,        June 30,      (January 13, 1999)
                                 2001            2002             2001            2002          June 30, 2002
                              (unaudited)     (unaudited)      (unaudited)     (unaudited)       (unaudited)
                             -----------       ---------        -----------     ----------      ------------
REVENUE

COST OF REVENUES
 Gross Profit

OPERATING EXPENSES
 General and administ        $   473,522    $    225,148     $    1,437,685    $   501,027    $    9,706,837
 Research and develop             60,425          77,267            185,645        341,960         1,617,040
  Total operating exp            533,947         302,415          1,623,330        842,987        11,323,877

 Loss from operations           (533,947)       (302,415)        (1,623,330       (842,987)      (11,323,877)

OTHER INCOME (EXPENSES):
 Interest income                       7               -                201             11               221
 Interest expense                   (758)        (33,185)            (1,820)       (64,488)          (84,685)
 Loss on acquisition                   -               -                  -              -           (73,950)
 Loss on disposal of
  property & equipment                 -               -                  -              -            (1,058)
 Realized gains on sale
  of securities                        -               -                  -              -             8,530
                               ---------       ---------         ----------      ---------       -----------
  Total other income                (751)        (33,185)            (1,619)       (64,477)         (150,942)
                               ---------       ---------         ----------      ---------       -----------
NET LOSS BEFORE BENEFIT
 FOR INCOME TAXES               (534,698)       (335,600)        (1,624,949)      (907,464)     (11,474,819)

 Benefit for income taxes              -               -                  -              -                 -
                               ---------       ---------         ----------      ---------       -----------

NET LOSS                        (534,698)       (335,600)      $  (1,624,94)    $  (907,464)    $(11,474,819)
                               =========       =========         ==========      =========       ===========
Net loss per common share
 (basic and diluted)           $   (0.01)     $    (0.01)       $     (0.05)    $    (0.02)     $      (0.33)
                               =========       =========         ==========      =========       ===========
Weighted average number
 of common shares
 outstanding                  35,799,052      50,965,441         31,578,506     45,299,321        39,125,027
                              ==========     ===========         ==========    ===========       ===========

The accompanying notes are an integral part of these consolidated financial statements.


                         DataMEG Corp.and Subsidiaries
                        (A Development Stage Enterprise)
                     Consolidated Statements of Cash Flows


                                                                                          Cummulative
                                                            For the six   For the six    from inception
                                                            months ended  months ended    (January 13,
                                                              June 30,     June 30,         1999) to
                                                                2001         2002         June 30, 2002
                                                            (unaudited)   (unaudited)      (unaudited)
                                                            -----------   ----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                $ (1,624,948)     (907,464)    $ (11,474,819)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating activities:
    Depreciation and amortization                               14,540        18,757            73,134
    Stock issued, or to be issued, in lieu of
       cash for professional services                          816,569       275,808         6,223,515
    Stock issued to officers for reimbursement
       of corporate expenses or compensation                   693,778             -         1,491,781
    Stock options issued in lieu of cash for
       professional services                                         -             -           169,890
    Property and equipment given in lieu of cash
       for professional services                                11,617             -            15,475
    Realized gains on sales of investments                           -             -            (8,530)
    Loss on acquisition fee                                          -             -            73,950
    Loss on disposal of property and equipment                       -             -             1,058
    Stock issued in lieu of financing costs                          -        93,500            93,500
    Changes in assets and liabilities
      affecting operations:
        Prepaid expenses                                       (50,000)            -                 -
        Accounts payable and accrued
           expenses                                            132,904       230,176            708,343
        Capital lease obligations                                    -        (2,236)           (2,236)
        Promissory note                                              -        10,711            579,093
        Due to stockholders and officers                        17,014         1,384             23,001
           Net cash provided by (used in)                   ----------    ----------         ----------
             operating activities                               11,474      (279,364)        (2,032,845)
                                                            ----------    ----------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                -             -           (39,454)
  Payments for intangible assets                               (11,953)      (75,000)         (202,274)
  Payments for security deposits                                     -             -           (12,486)
  Purchases of investments                                           -             -           (20,000)
  Sales of investments                                               -             -            28,530
     Net cash used in investing
       activities                                              (11,953)      (75,000)         (245,684)
                                                            ----------    ----------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loan from shareholder                                -             -            26,000
  Repayment of loan from shareholder                                 -             -           (26,000)
  Proceeds from short-term loan                                      -       120,000           120,000
  Repayment of capital lease obligations                             -          (300)          (32,002)
  Net proceeds from issuance of stock                            1,203       232,500         2,055,309
  Proceeds from issuance of debentures                               -             -           139,990
     Net cash provided by financing                         ----------    ----------        ----------
       activities                                                1,203       352,200         2,283,297
                                                            ----------    ----------        ----------
NET CHANGE IN CASH                                                 724        (2,164)            4,768

CASH, BEGINNING OF PERIOD                                           15         6,932                 -
                                                            ----------    ----------        ----------
CASH, END OF PERIOD                                                739         4,768      $      4,768
                                                            ==========    ==========        ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:

     Financing of property and equipment
       with capital lease                                 $          -             -      $     42,540
                                                            ==========    ==========        ==========
     Issuance of stock in exchange for notes
       receivable                                         $          -             -      $    656,251
                                                            ==========    ==========        ==========
     Issuance of stock in exchange for notes
       payable                                            $          -             -      $    114,990
                                                            ==========    ==========        ==========
     Stock issued as a reduction of the
       liability for stock to be issued                   $  1,208,096             -      $  1,208,096
                                                            ==========    ==========        ==========

     Stock issued in lieu of pre-paid financing           $          -             -      $     46,750
                                                            ==========    ==========        ==========
     Stock issued in exchange for pre-paid
       compensation                                       $     55,657             -      $          -
                                                            ==========    ==========        ==========

     Stock issued in exchange for acquisition             $          -       337,500      $    337,500
                                                            ==========    ==========        ==========
SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:

     Interest paid                                        $          -             -      $      6,612
                                                            ==========    ==========        ==========


A. BASIS OF PRESENTATION AND ORGANIZATION

    DataMEG Corp., a development stage enterprise, (the "Company"), was incorporated in the State of Virginia in January 1999. The Company is a technology development enterprise focused on introducing to the marketplace a technology it has developed, which it has termed
Communications Acceleration System (CAS). CAS is a high-speed data transmission processor that uses, primarily, Plain Old Telephone Service (POTS) as the communication medium to interface between the transmission source and the receiving entity.

     In August 2000, the DataMEG Corporation (the "Subsidiary") consummated a share exchange with a public shell company, the Viola Group, Inc. that has since changed its name to DataMEG Corp. (the "Parent"). In the share exchange the Subsidiary exchanged all its outstanding shares for
90% of the issued and outstanding voting common stock of the Parent. As a result of the transaction, the pre-exchange stockholders of the Parent owned in the aggregate, 3,300,007 shares as of the date of the share exchange. The pre-exchange stockholders of the Subsidiary owned, as a result of the share exchange, 90% of the issued and outstanding common stock of the Parent, equaling approximately 29,700,627 shares as of the date of the share exchange. In addition, the Subsidiary was required to pay consulting fees totaling $250,000 to an officer of the Parent and assume tax liabilities totaling approximately $30,000. As a result of the merger, the Subsidiary became the operating company. These financial statements reflect those of the Subsidiary, with adjustments to reflect the changes in equity structure resulting from the share exchange. All references in the accompanying financial statements to the number of common shares have been restated to reflect the share exchange.

    On September 13, 2001 the Company created CAS Communications, Inc. ("CASCO"), a new entity to be used for the licensing, distribution, and manufacture outsourcing of the Company's CAS technology.
The Company continues to own the intellectual property but the CASCO received an exclusive license. CASCO issued 6,666,666 shares to a minority owner and 20,000,000 shares to the Company, which represent 75% ownership of CASCO with the minority owner owning the remaining 25%, which is reflected in the accompanying consolidated balance sheet as minority interest in consolidated subsidiary. The Company intends to distribute on a pro-rata basis the 20,000,000 shares to Company shareholders in 2002.

    The Company executed a merger agreement with North Electric Company, Inc ("NECI"). in Raleigh, North Carolina on December 10, 2001 and the terms of the agreement required the Company to issue 15,000,000 shares of restricted common stock to NECI shareholders and pay $400,000 to NECI's majority shareholder. Furthermore, under the merger agreement, the merger would become effective on the first date on which: (a) a Registration Statement is effective and (b) the Company had raised a pre-determined amount of funding and (c) the Company continued to fund NECI operations at a fixed monthly amount. On March 3, 2002 the Company and NECI signed an amendment to the merger agreement, which effectively waived all of the above noted conditions to the final merger and the 15,000,000 shares were issued and articles of merger in the state of North Carolina were filed in April 2002. The surviving entity was DAC1 which has subsequently changed its name to NECI.

   The Company operates under the name of DataMEG Corp. and trades under the symbol DTMG on the OTC-BB.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Principles of consolidation - The accompanying consolidated financial statements present the consolidation of the financial statements of DataMEG Corp., its wholly-owned subsidiary, DataMEG Corporation, its majority-owned subsidiary, CAS Comm and its wholly-owned subsidiary, NECI, formerly known as DAC1. Material inter-company transactions and balances have been eliminated in the consolidation.

    Basis  of  accounting  - The accounts of the Company are maintained on   the
accrual basis of accounting whereby revenue is recognized when earned, and costs and expenses are recognized when incurred.

   Use of estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

    Property   and  equipment  - Property and equipment  are  stated   at  cost.
Depreciation   and   amortization   is  determined   using    the  straight-line
method  over  estimated useful  lives  ranging  from three to five years.

    Intangible assets - Intangible assets consisted of costs incurred related to a pending patent as of June 30, 2001 and also included costs related to goodwill related to the DAC1 and NECI merger in April 2002 and software licensing rights as of June 30, 2002. Patent costs are amortized over seventeen years using the straight- line method. For the three months ending June 30, 2001 and 2002, no amortization expense related to patents was recorded since the patent is still pending. For the three months ending June 30, 2002 no amortization expense related to software licensing rights was recorded since the rights have yet to be perfected. For the three months ending June 30, 2002, $10,076 in amortization expense was recorded related to goodwill.

   Advertising  -  Advertising  costs are  charged  to  operations  as incurred.
For   the   three  months  ending  June 30,  2001   and   2002,  there  were  no
advertising costs charged to operations.

    Software development costs - Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be
Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. Costs incurred by the Company between the completion of technological feasibility and general release have been insignificant and have been charged to expense in the accompanying consolidated financial statements.

    Fair   value  of financial instruments - The carrying value of  cash,  notes receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

    Income Taxes - The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated
depreciation   methods   to   calculate  depreciation  expense  for  income  tax
purposes.

    Stock-based compensation - The Company follows guidance provided in SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the grant date. SFAS No. 123 permits companies to account for stock-based compensation based on provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company elected in the past to account for its stock based compensation in accordance with APB 25, which uses the intrinsic value method. There has been no stock issued to employees since April 2001 and all such future transactions, if any, will be accounted for in accordance with SFAS No. 123. The Company accounts for all other issuances of equity instruments in accordance with SFAS No. 123.

    Net loss per common share - The Company reports basic and diluted earnings per share ("EPS") according to the provisions of SFAS No. 128, "Earnings Per
Share."  SFAS  No.  128  requires the  presentation  of   basic   EPS  and,  for
companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by any convertible preferred
dividends;  the  after-tax  amount  of   interest   recognized  in   the  period
associated with any convertible debt; and any other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding.

    Capital Structure - SFAS No. 129, "Disclosure of Information about Capital Structure", requires a summary presentation of the pertinent rights and privileges of the various securities outstanding. The Company's outstanding stock is comprised of 70,569,821 shares of voting common stock and 4,000,000 shares of non-voting convertible preferred stock. The outstanding preferred shares are held by one investor and shall be convertible into shares of common stock of the Company at a rate of one share of common stock for each share of preferred stock with 2,000,000 of the shares of preferred stock being convertible immediately and 2,000,000 of the shares being convertible upon meeting certain agreed-upon product development benchmarks. If those benchmarks are attained before June 2003, then the shares of preferred stock shall be convertible into shares of common stock at a rate of two shares of common stock for each share of preferred stock..

    Comprehensive Income - SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Entities that do not have items of other comprehensive income in any period presented are not required to report comprehensive income, accordingly the Company has not made any such disclosure in the statements presented herein.

    Segment   Information  - SFAS No. 131, "Disclosure  about  Segments   of  an
Enterprise and Related Information." requires public enterprises to report certain information about operating segments, including products and services, geographic areas of operations, and major customers. The Company has determined that it does not have any separately reportable business segments for three months ending June 30, 2001 and 2002.

    Derivatives Instruments and Hedging Activities - In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The FASB has recently issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities- Deferral of Effective Date of FASB Statement No. 133." The Statement defers the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations.

    Business Combinations - In June 2001, the FASB issued SFAS No. 141, "Business Combinations." It supersedes preexisting accounting and reporting standards for business combinations. It requires that all business combinations defined within the scope of the Statement be accounted for using only the purchase method as opposed to the pooling-of-interest method, a previously approved alternative for accounting and reporting business combinations. These provisions of this Statement apply to all business combinations initiated after June 30, 2001 or for which the acquisition is July 1, 2001 or later. Management has adopted this standard and applied it to the DAC1 and NECI merger (See Note I).

    Goodwill and Other Intangible Assets - In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." It supersedes preexisting accounting and reporting standards for intangible assets. It requires that intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination)
that have indefinite useful lives should no longer be amortized on an annual basis but instead be annually evaluated for impairment. It also removes the constraint of an arbitrary ceiling of 40 years for the amortization of intangible assets with finite lives. Required disclosures include information about goodwill and intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this Statement are to be reported as resulting from a change in accounting principle. Management implemented this Statement on January 1, 2002. As a result of the DAC1 and NECI merger on April 23, 2002, goodwill has been recognized and the above standards have been applied with no
material    effect   on   the   Company's  financial  position  or  results   of
operations.

    Impairment or Disposal of Long-Lived Assets - In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." It supersedes and amends preexisting accounting and reporting standards for the impairment or disposal of long-lived assets. This statement resolves implementation issues related to the impairment loss recognized by removing goodwill from its scope, gives additional guidance in measuring that loss, and establishes a "primary-asset" approach to determine the unit of accounting for a long-lived asset to be held and used. It also requires that a long-lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spinoff, be considered held and used until disposed of. Furthermore, the statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. The effective date of SFAS No. 144 is for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years and the provisions are generally to be applied prospectively. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations.

   NEW ACCOUNTING PRONOUNCEMENTS:

   Asset Retirement Obligations - In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirements costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The effective date of SFAS No. 143 is for fiscal years beginning after June 15, 2002. Management believes that the adoption of this standard will not have a material effect on the Company's financial position or results of operations.

C. CONVERTIBLE SUBORDINATED DEBENTURES

     In July 2000, the Company issued convertible subordinated debentures totaling approximately $140,000. The terms of the debentures require interest payable at twelve percent per annum payable quarterly with a maturity date of one year from the date of advance unless mutually
extended.    The    debentures    are  subordinate   and  junior   to   existing
liabilities of the Company and any subsequent borrowings from banks or insurance companies. The debentures were able to be converted to common stock at a price of $2.50 per share at any time prior to maturity. During November and December 2000, approximately $115,000 of the convertible subordinated debentures were converted resulting in the issuance of 38,000 shares of restricted common stock and stock to be issued in the amount of $20,000 as of December 31, 2000. The remaining convertible subordinated debentures total $25,000 at June 30, 2001 and June 30, 2002. Interest accrued related to the unconverted subordinated debentures was $2,142 at June 30, 2001 and was $11,763 at June 30, 2002. The Company is in default related to payments of interest and principal at June 30, 2002.

D. DUE TO STOCKHOLDERS

    As   of   June   30,   2001,  the Company was  indebted  to   officers   and
stockholders in the amount of $17,014. As of June 30, 2002, the Company was indebted to officers and stockholders in the amount of $31,543 for expenses incurred on behalf of the Company.

E. PROMISSORY NOTE

    On October 29, 2001, the Company signed a Confessed Judgment Promissory Note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the Promissory Note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 the Company received a Notice of Default relating to the Promissory Note and as of January 1, 2002 the outstanding balance began to accrue interest at a rate of 18%.

F. COMMITMENTS AND CONTINGENCIES Commitments As of June 30, 2002, the Company had committed to issue options to purchase approximately 1,203,130 shares of common stock at prices ranging from $0.05 to $3.46 per share for persons who had performed services for the Company.

    During   October  2001,  the  Company entered  into  an  agreement  with   a
consultant to provide certain operations management services to the Company. This agreement guarantees monthly compensation in the amount of $16,667 for twelve months from October 1, 2001 and grants 300,000 stock options at a strike price of $0.24. Of the 300,000 stock options, 100,000 of these options vested on October 1, 2001, 100,000 options vest on January 1, 2002 and the remaining 100,000 options vest on February 1, 2002. If the consultant accepts an offer of employment from the Company, all then outstanding options will vest upon signing of an employment agreement. In 2002, the consultant waived his rights to consulting fees for the six months ended June 30, 2002 and no longer providing services to the Company.

    In 1999, the Company entered into an agreement with a consultant for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants, contingent upon the consummation of the share exchange. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

    On September 13, 2001, the Company signed a settlement agreement with an effective date of October 11, 2001, with Quantum Advanced Technologies, Inc. ("QAT") whereby both the Company and QAT would settle any litigation and create, CAS Comm, a new entity to be used for the licensing, distribution, and manufacture outsourcing of the Company's CAS technology. The Company will continue to own the intellectual property but CAS Comm received an exclusive license. The Company owns 75% of CAS Comm and QAT owns the remaining 25%. As partial consideration, QAT received warrants to purchase
2,000,000 of the Company's shares at an exercise price of $1.13 per share. Proceeds from the exercise of these granted warrants, if exercised, will flow into the Company over time in an effort to address its working capital requirements. As of the grant date, management estimates the amount of any liabilities, which may be associated with the warrants granted as part of the settlement agreement, are immaterial.

G. NET LOSS PER COMMON SHARE

    As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:



                  For the       For the        For the       For the       Cumulative
                   three         three           six           six           from
                   months        months         months        Months       inception
                   ended         ended          ended         Ended        (January
                    June         June           June          June             13,
                      30,          30,            30,           30,           1999)
                     2001         2002          2001          2002          to June
                  (unaudited)  (unaudited)   (unaudited)   (unaudited)         30,
                                                                              2002
                                                                          (unaudited)
                    ----------    ----------    ---------    ---------    ------------
     Net loss
     (numerator)  $  (534,697)  $  (335,600) $(1,624,948) $ (907,464)    $ (10,159,963)
                   ==========     ==========   ===========  =========     ============
     Weighted
     average
     Shares
    (denominator)  35,779,052    50,965,441    31,578,506   45,299,321      35,125,027

     Basic and
     diluted
     net loss     $     (0.01)  $     (0.01) $      (0.05) $     (0.02)  $       (0.33)
     per share      ==========    ==========    =========      =======      ==========



    As required by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128, "Earnings Per Share." Thus, options granted as of June 30, 2001 and 2002 are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive.

H. OPERATING LOSSES

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan, as outlined in its business plan. In addition, the Company used substantial amounts of working capital in funding these costs. At June 30, 2002, current liabilities exceed current assets by $1,175,023. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company's ability achieve its business objectives and the success of its future operations.

I. PROFORMA STATEMENTS

    On April 23, 2002, the Company's subsidiary, DAC1 finalized a merger with NECI (See Note A and Note B) and the transaction was accounted for by the purchase method as required under SFAS 141. The following pro forma statements, as required under APB No. 16, reflect the potential impact of the merger if it had occurred on December 31, 2001.


                             DataMEG Corp.
                 Consolidated Pro Forma Balance Sheet
              Giving Effect to Issue of Common Stock for
         All the Common Stock of North Electric Company, Inc.
                       Under Purchase Accounting
                           December 31, 2001

                                                    Pro Forma
Assets                   Audited      Unaudited     Consolidated
                      Balance Sheet   Adjustments   Balance Sheet
                      -------------   -----------   -------------

Current Assets        $     6,932        90,668         97,600

Fixed Assets               13,231         3,307         16,538

Other Assets              139,760             -        139,760

Goodwill                        -       335,020        335,020

Total Assets          $   159,923       428,995        588,918
                        ==========    =========      ==========

Liabilities and
  Stockholder's
  Equity

Current Liabilities   $ 1,104,812        91,495      1,196,307

Minority Interest             667             -            667

Common Stock & APIC     9,621,799       337,500      9,959,299

Retained Earnings     (10,567,355)            -    (10,567,355)

Total Liabilities
and Stock Holder's
Equity                $   159,923       428,995        588,918
                       ==========     =========     ==========

                             DataMEG Corp.
                 Consolidated Pro Forma Balance Sheet
              Giving Effect to Issue of Common Stock for
         All the Common Stock of North Electric Company, Inc.
                       Under Purchase Accounting
                            March 31, 2002

                                                    Pro Forma
Assets                   Audited      Unaudited     Consolidated
                      Balance Sheet   Adjustments   Balance Sheet
                      -------------   -----------   -------------

Current Assets        $     2,641        14,623         17,264

Fixed Assets, Net           8,889         5,155         14,044

Other Assets, Net         139,760        57,500        197,260

Goodwill, Net                   -       335,020        335,020

Total Assets         $    151,290       412,298        563,588
                      ===========     =========     ==========

Liabilities and
      Stockholder's
Equity
Current Liabilities  $  1,248,181       242,250      1,490,431

Minority Interest             667             -            667

Common Stock & APIC    10,041,661       337,500     10,379,161

Retained Earnings     (10,567,355)            -    (10,567,355)

Net Loss                 (571,864)     (167,452)      (739,316)

Total Liabilities
and Stock Holder's
Equity               $    151,290       412,298        563,588
                      ===========     =========     ==========

                             DataMEG Corp.
                 Consolidated Pro Forma Balance Sheet
              Giving Effect to Issue of Common Stock for
         All The Common Stock Of North Electric Company, Inc.
                       Under Purchase Accounting
                             June 30, 2002

                                                    Pro Forma
Assets                   Audited      Unaudited     Consolidated
                      Balance Sheet   Adjustments   Balance Sheet
                      -------------   -----------   -------------

Current Assets       $         26          4,742          4,768

Fixed Assets, Net           4,752          4,953          9,705

Other Assets, Net         139,760        150,290        290,050

Goodwill, Net                   -        335,020        335,020

Total Assets         $    144,538        495,005        639,543
                       ==========     ==========     ==========


                     Liabilities and  Stockholder's Equity


Current Liabilities  $  1,325,925        432,291      1,758,216

Minority Interest             667              -            667

Common Stock & APIC    10,183,606        337,500     10,521,106

Preferred Stock &
APIC                       40,000              -         40,000

Retained Earnings     (10,567,355)             -    (10,567,355)

Net Loss                 (838,305)      (274,786)    (1,113,091)

Total Liabilities
and Stock Holder's
Equity               $    144,538        495,005        639,543
                       ==========     ==========     ==========

J. SUBSEQUENT EVENTS

    On   December   21,   2001  the  Company announced  the   securing   of   an
investment agreement to purchase the Company's common stock. Pursuant to the investment agreement, the Company may, at their discretion, periodically issue and sell up to 5,000,000 shares of common stock for a total purchase price not to exceed $2.5 million. The Purchase Price shall be equal to 90% of the average of the three (3) lowest closing bid prices of the Company's Common Stock during the specified period. Certain conditions may significantly limit the capital that can be raised under this investment agreement. The effectiveness of the sale of the shares under the investment agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission, which was filed in January 2002. In consideration of this agreement, the Company issued to the investor 500,000 shares of common stock on December 21, 2001, the value of which, has been recorded as pre-paid financing costs in the equity section of the balance sheet. As of June 30, 2002, the Company has been unable to access this investment agreement due to the decrease in share price subsequent to the effectiveness of the agreement.

    Furthermore, on December 18, 2001 the Company entered into a short- term loan agreement with the same investor involved in the investment agreement discussed above, in an amount equal to $120,000. The proceeds of this short-term loan agreement were received in January 2002. Principal and interest on the loan were due April 15, 2002. The Company is under default according to the original agreement but is currently negotiating an extension of the due date with the investor. Among other things, the loan is secured by approximately 3.7 million shares of the Company's stock owned and pledged by the Company's President, Andrew Benson. In consideration for this short-term loan agreement, the Company issued 1,000,000 shares of common stock on December 21, 2001, the value of which has been recorded as financing costs in the income statement. On May 17, 2002, the investor filed suit against the Company and the Company's President, Andrew Benson for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principle and the interest has been recorded in the balance sheet of the Company however a projected liability has not been established related to potential legal fees and damages owed due to on going negotiations with the investor which are anticipated to have a
significant  impact  on   the valuation of such a liability.

   On February 13, 2002, the Company entered into a stock sale agreement with an investor whereby the Company agreed to sell 5,000,000 shares of Company stock for the sum of eighty percent (80%) of the net re-sale proceeds of the stock. Based on this agreement, the Company issued 5,000,000 shares of common stock to the investor on February 14, 2002 and the investor advanced $192,500 to the Company as partial payment toward the stock on February 16, 2002. In the event that 80% of the net re-sale proceeds of the stock is below the amount previously advanced, the Company will be required to repay the difference. On March 6, 2002, certain terms related to the re-sale of the stock were amended including requiring the
Company's President, Andrew Benson to accept personal liability for all the obligations of the Company under the stock sale agreement. As of May
10, 2002, the projected re-sale proceeds of the stock was below the amount previously advanced and the investor filed a breach of contract suit on May 13, 2002 for the return of an undetermined balance of the advance. This case has been remanded to a court ordered mediator, however a projected liability has not been established due to on going negotiations with the investor which are anticipated to have a significant impact on the valuation of such a liability.

   On April 18, 2002, the Company's subsidiary, CASCO, entered into an agreement with a consultant to find a qualified company willing to construct a prototype implementing the CAS technology and secure financing for this project. As compensation for these efforts, the consultant was given options to purchase 20% of the existing equity of CASCO at $.02 per share, the current fair value. The options would vest upon the attainment of certain performance benchmarks. On July 31, as a result of the signing of an agreement between CASCO and an engineering firm to build a prototype, 50% of the options granted are vested and unexercised.

    On July 31, 2002, the Company's subsidiary, CASCO, entered into an agreement with an engineering firm to assist in the development, manufacture, testing and evaluation of the CAS prototype. The cost to secure this assistance is based on the documented costs plus a 50% premium that are associated with the project. The projected cost of the project is $15,000 for a total estimated cost of the project of $22,500 which is payable in either cash or a comparable value in equity in CASCO.

    On August 6, 2002 the Company entered into a financing Agreement with an investor. The Agreement allows for a bridge loan to be made to the Company using shares of DTMG Common Stock (restricted) as collateral. The Company has agreed to file a Registration Statement effectively registering the collateralized shares. At the time of the Effective Date of the Registration Statement filing, the investor will purchase the collateralized shares of Common Stock, at a prices associated with the bid price of DTMG. The financing agreement commits a minimum of $ 240,000 to Datameg Corp. over the 8 weeks following the Effective Date of the Registration Statement.

------------------------------------------------------------------------

DATAMEG CORP. PART II

Item 24.  Indemnification of Directors and Officers.

        Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of New York, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

        At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of DataMEG where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.  Other Expenses of Issuance and Distribution.

        Filing fee under the Securities Act of 1933   $    122.14
        Legal Fees                                    $ 40,000.00
        Auditing Fees(1)                              $  8,000.00
        Miscellaneous(1)                              $   1877.86
                                                        ---------
        TOTAL                                         $ 50,000.00
                                                         ========

(1)  Estimates

Item 26.  Recent Sales of Unregistered Securities.

        The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act. None of the foregoing transactions involved a distribution or public offering.


Date         Name                     # of Shares    Total Price
---------    ----------------------   -----------    -----------
8/19/2002    Andrew Benson            3,272,727      (1)
8/19/2002    Taylor Dean Dastvan      1,000,000      (2)
8/19/2002    James Dodrill            1,000,000      (3)
8/19/2002    Lajolla Cove Investors   5,000,000      (4)
8/19/2002    BJG Holdings, LLC          600,000      $.033/share


(1) Issued to compensate Mr. Benson for shares forfeited by him for serving as a guarantor of a corporate loan.

(2)  Issued as compensation for prior services.

(3) Issued as compensation for prior services. Mr. Dodrill serves as our outside legal counsel.

(4) Issued pursuant to settlement discussions in connection with ongoing litigation between the holder and the company.

     Additionally, the company sold a total of 4,000,000 shares of Class A Preferred Stock to QAT on July 26, 2002 for $40,000 and 150,000 shares of Class B Preferred Stock to QAT on August 2, 2002 for $15,000. These issuances were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act and neither transaction involved a distribution or public offering.

Item 27.  Exhibits

5.1 Opinion of Law Office of James G. Dodrill II, P.A. as to legality of securities being registered.

[Consents of Experts and Counsel]

23.1   Consent of Hoffman, Fitzgerald &  Snyder,  P.C.
23.2 Consent of Law Office of James G. Dodrill II, PA, included in Exhibit 5.1 hereto*


       All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.


Item 28. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     i.   Include any prospectus required by Section 10(a)(3) of the  Securities
Act;

     ii.  Reflect in the prospectus any facts or events which,  individually  or
together,  represent  a  fundamental  change  in  the   information    in    the
registration statement.

     iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or
controlling   person   in connection with the securities  being  registered,  we
will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina on October 9, 2002.


                                DATAMEG CORP.

                              By: /s/ Andrew Benson
                                      ------------------
                                      Andrew Benson
                                      President, Principal Executive Officer,
                                      Principal Financial Officer,
                                      Principal Accounting Officer
                                      and Sole director.



      In  accordance with the requirements of the Securities Act of 1933,   this
Registration   Statement  has  been  signed  by   the following persons  in  the
capacities indicated on October 9, 2002.


                              By: /s/ Andrew Benson
                                      ------------------
                                      Andrew Benson
                                      President, Principal Executive Officer,
                                      Principal Financial Officer,
                                      Principal Accounting Officer
                                      and Sole director.